                                                                       EXHIBIT 3




                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              PIMCO ADVISORS L.P.

                               TABLE OF CONTENTS



ARTICLE I                 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Adjusted Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Admission Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Adverse Partnership Tax Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Approved by the Unitholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Assignee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Assignment Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Assignment Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Associate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Book-Tax Disparities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Business Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         CCI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Cadence Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Capital Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Carrying Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Certificate of Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Certificate of Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Class A Carryover Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Class A Quarterly Priority Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Class A Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Class B Carryover Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Class B Quarterly Priority Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Class B Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Class C Carryover Cap  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Class C Quarterly Cap  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Class C Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Consolidation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Contributed Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Contributor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Delaware Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Defense Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Delegate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         Departing General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Designated Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Disinterested Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Distributable Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Equity Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Event of Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Exchange Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Former General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         GP Unit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Heldover Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Incorporation Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Incorporation Restructuring  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Indemnitee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Insolvency Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Interim Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Investment Management Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Limited Liability Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Limited Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Liquidator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         LP Unit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Minimum Gain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Nasdaq . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         NFJ Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         National Securities Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Net Income or Net Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Net Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Nonpublic Unitholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Operating Profit Available for Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Parametric Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Partnership Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Partnership Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Partnership Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Percentage Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         PFAMCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         PIMCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         PIMCO GP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         PIMCO Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Public Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Public General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Public Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Public Unitholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Recapitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Recapture Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Reconstituted Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Restructuring  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Restructuring Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Securities Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Short Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Successor Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Tax Realization Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Taxable Income or Taxable Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Termination Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Thomson  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Total Contributed Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Transfer Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Treasury Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Unaffiliated Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Underwriter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Unitholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Unit Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Unrealized Gain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Unrealized Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Written Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE II                The Partnership and the Partners  . . . . . . . . . . . . . . . . . . . . . . .  15

         Section 2.1      Continuation of the Partnership . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.2      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.3      Names and Addresses of Partners . . . . . . . . . . . . . . . . . . . . . . . .  15

         Section 2.4      Principal Office, Registered Agent and Registered Office  . . . . . . . . . . .  15
         Section 2.5      Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE III      Purpose and Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         Section 3.1      Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.2      Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IV                Units and Other Partnership Securities  . . . . . . . . . . . . . . . . . . . .  16

         Section 4.1      Classification and Conversion of Units  . . . . . . . . . . . . . . . . . . . .  16
         Section 4.2      New Classes or Series of Units or Other Securities  . . . . . . . . . . . . . .  17
         Section 4.3      Issuance of Units and Other Securities  . . . . . . . . . . . . . . . . . . . .  18
         Section 4.4      No Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.5      Recapitalizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V                 Certificates for Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 5.1      Issuance of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.2      Lost, Stolen, Mutilated or Destroyed Certificates . . . . . . . . . . . . . . .  19
         Section 5.3      Registered Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VI       Transfer of Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         Section 6.1      Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.2      Transfer of GP Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.3      Transfer of LP Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 6.4      Restrictions on Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VII      Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         Section 7.1      Capital Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.2      Capital Account Calculations and Adjustments. . . . . . . . . . . . . . . . . .  22

ARTICLE VIII     Distributions and Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         Section 8.1      Cash Distributions During the Interim Period  . . . . . . . . . . . . . . . . .  24
         Section 8.2      Cash Distributions After the Interim Period . . . . . . . . . . . . . . . . . .  25
         Section 8.3      Special Cash Distributions Prior to Restructuring . . . . . . . . . . . . . . .  25
         Section 8.4      General Rules with Respect to Distributions . . . . . . . . . . . . . . . . . .  26
         Section 8.5      Allocations of Income and Loss  . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.6      Special Provisions Governing Capital Account Allocations  . . . . . . . . . . .  27
         Section 8.7      Allocations for Tax Purposes  . . . . . . . . . . . . . . . . . . . . . . . . .  29

         Section 8.8      Monthly Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE IX       Accounting and Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         Section 9.1      Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.2      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.3      Taxable Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.4      Preparation of Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.5      Tax Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.6      Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.7      Tax Controversies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.8      Tax Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE X                 Concerning the General Partners . . . . . . . . . . . . . . . . . . . . . . . .  33

         Section 10.1     Management of Partnership Business  . . . . . . . . . . . . . . . . . . . . . .  33
         Section 10.2     Delegation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 10.3     Reimbursement of the General Partners . . . . . . . . . . . . . . . . . . . . .  35
         Section 10.4     Outside Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 10.5     Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 10.6     Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 10.7     Notice of Event of Withdrawal.  . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 10.8     Operating Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 10.9     Equity Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XI       Concerning the Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         Section 11.1     Participation in Control of Partnership Business. . . . . . . . . . . . . . . .  38
         Section 11.2     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 11.3     Access and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XII      Admission of Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         Section 12.1     Admission of General Partners . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 12.2     Admission of Limited Partners.  . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 12.3     Admission of Underwriters and Their Transferees . . . . . . . . . . . . . . . .  41

ARTICLE XIII     Withdrawal or Removal of Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         Section 13.1     Withdrawal or Removal of General Partners . . . . . . . . . . . . . . . . . . .  41
         Section 13.2     Interest of Departing General Partner . . . . . . . . . . . . . . . . . . . . .  42
         Section 13.3     Business to Be Carried On After Event of Withdrawal . . . . . . . . . . . . . .  43
         Section 13.4     No Withdrawal of Limited Partners . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE XIV      Partnership Meetings; Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         Section 14.1     Partnership Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 14.2     Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 14.3     Notice of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 14.4     Adjournment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 14.5     Waiver of Notice; Consent to Meeting; Approval of Minutes . . . . . . . . . . .  44
         Section 14.6     Quorum and Required Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 14.7     Conduct of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 14.8     Action Without a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 14.9     Voting and Approval Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 14.10    Amendments to Be Adopted Solely by the General Partners . . . . . . . . . . . .  47
         Section 14.11    Amendment Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE XV       Indemnification and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         Section 15.1     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 15.2     Indemnification Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 15.3     Indemnification Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 15.4     Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 15.5     Source of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 15.6     Scope of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 15.7     Effect of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 15.8     Limitations on Liability of Indemnitees . . . . . . . . . . . . . . . . . . . .  52

ARTICLE XVI      Restructuring  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         Section 16.1     Power of General Partners to Effect a Restructuring . . . . . . . . . . . . . .  53
         Section 16.2     Incorporation Restructuring . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 16.3     Consent to Actions Taken in Connection with Restructuring . . . . . . . . . . .  57

ARTICLE XVII     Dissolution and Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         Section 17.1     Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 17.2     Reconstitution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 17.3     Liquidator; Liquidation and Distribution  . . . . . . . . . . . . . . . . . . .  58
         Section 17.4     Reports Following Termination . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE XVIII    General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         Section 18.1     Addresses and Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 18.2     Titles and Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


         Section 18.3     Pronouns and Plurals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 18.4     Further Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 18.5     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 18.6     Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 18.7     Creditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 18.8     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 18.9     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 18.10    Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 18.11    Invalidity of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 18.12    Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                               TABLE OF EXHIBITS

Exhibit A                 Certificate for Class A LP Units

Exhibit B                 Admission Application

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              PIMCO ADVISORS L.P.


         This Amended and Restated Agreement of Limited Partnership of PIMCO Advisors L.P. (this "Agreement"), which is dated and shall be effective as of 12:00 midnight Pacific Standard Time on October 31, 1997 (the "Effective Time"), is by and among PIMCO Partners, G.P., a California general partnership, all other Persons who have been admitted to the Partnership as Limited Partners as of the date of this Agreement, and all Persons who become Limited Partners after the date of this Agreement. Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in this Agreement.

         This Agreement amends and completely restates that certain Amended and Restated Agreement of Limited Partnership of PIMCO Advisors L.P. dated as of October 31, 1994, as the same was previously amended by that certain First Amendment to Amended and Restated Agreement of Limited Partnership of PIMCO Advisors L.P. dated as of April 25, 1995 and effective as of January 1, 1995.

         In consideration of the covenants, conditions and agreements contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The terms defined in this Article I shall, for the purposes of this Agreement, have the meanings set forth herein.

         Adjusted Property shall mean a Partnership Asset the Carrying Value of which has been adjusted pursuant to Section 7.2.

         Admission Application shall mean a written application executed and delivered to the Partnership by a Person which (i) proposes to make a Contribution in accordance with this Agreement or (ii) acquires one or more Certificates by transfer from a Unitholder, by which such Person requests admission as a Limited Partner, requests that the records of the Partnership reflect such admission, and agrees to comply with and be bound by this Agreement. Except as otherwise determined by the General Partners, such Admission Application shall be in substantially the form of Exhibit B attached to this Agreement.

         Adverse Partnership Tax Event shall mean (i) the Partnership (A) being treated as an association taxable as a corporation, (B) being reconstituted as a corporation, or (C) otherwise becoming subject to federal taxation on its income, or (ii) the occurrence of an event which would have caused one of the foregoing to occur but for the occurrence of a Restructuring.

         Affiliate of a Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition of Affiliate, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement shall mean this Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time.

         Approved by the Unitholders shall mean, with respect to a meeting of Unitholders, approved by Unitholders holding a majority of the outstanding Units present at such meeting in person or by proxy and entitled to vote, voting as a single class, and with respect to an action of Unitholders without a meeting, approved by Unitholders holding a majority of the outstanding Units entitled to vote, voting as a single class.

         Assignee shall mean a Person who is a transferee of a Certificate and who has executed and delivered an Admission Application, but who has not been admitted to the Partnership as a Limited Partner.

         Assignment Event shall mean an event which would cause the assignment (within the meaning of the Investment Advisers Act of 1940, as amended, or the Investment Company Act of 1940, as amended) of advisory contracts representing more than 15% of the assets under management by the Partnership and its Subsidiaries.

         Assignment Opinion shall mean an Opinion of Counsel to the effect that a specified event is not an Assignment Event, or that based upon the consents which have been obtained from clients, such event would not result in the termination of advisory contracts representing more than 15% of the assets under management by the Partnership and its Subsidiaries.

         Associate of a Person shall mean any individual who is a stockholder, partner, member, director, manager, trustee, member of any Delegate or other board or committee, officer, employee, agent or fiduciary of such Person.

         Book-Tax Disparities shall mean the differences between a Partner's Capital Account balance, as maintained pursuant to Section 7.1, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Value of either Contributed Property or Adjusted Property, as adjusted from time to time, and the adjusted basis thereof for federal income tax purposes).

         Business Day shall mean any day other than a Saturday, Sunday or legal holiday recognized or declared as such by the Government of the United States or the State of New York.

         Business Entity shall mean a corporation, a business trust or association, a real estate investment trust, a common-law trust, a limited liability company or an unincorporated business, including a general or limited partnership or registered limited liability partnership.

         CCI shall mean Columbus Circle Investors, a Delaware general partnership, or its Successor.

         Cadence Partners shall mean Cadence Partners L.P., a California limited partnership, or its Successor.

         Capital Account shall mean a capital account established and maintained pursuant to Article VII.

         Carrying Value shall mean (i) with respect to Contributed Property, the fair market value of such Contributed Property at the time of contribution as determined by the General Partners, reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts pursuant to Section 7.2 with respect to such Contributed Property, and (ii) with respect to any other Partnership Asset, the adjusted basis of such Partnership Asset for federal income tax purposes, as of the time of determination. The Carrying Value of any Partnership Asset may be adjusted from time to time in accordance with Sections 7.2(b), (c) and (d), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership Assets, in a manner consistent with federal income tax principles.

         Certificate shall mean a certificate of Partnership Interest issued by the Partnership, evidencing ownership of one or more Units, such certificate to be in such form or forms as may be adopted by the General Partners, and which, in the case of Class A LP Units, shall initially be in substantially the form of Exhibit A attached to this Agreement.

         Certificate of Cancellation shall mean a certificate of cancellation within the meaning of Section 17-203 of the Delaware Act.

         Certificate of Limited Partnership shall mean the Certificate of Limited Partnership of the Partnership, and any and all amendments thereto and restatements thereof, filed as required under the Delaware Act.

         Class A Carryover Amount shall mean, with respect to each Class A Unit and Class C Unit and with respect to each fiscal quarter or Short Period ending after March 31, 1995, the positive amount, if any, by which (i) the Class A Quarterly Priority Amount for the immediately preceding fiscal quarter exceeded (ii) the amount distributed with respect to each Class A Unit and Class C Unit for such immediately preceding fiscal quarter.

         Class A Quarterly Priority Amount shall mean, with respect to each Class A Unit and Class C Unit and with respect to each fiscal quarter ending after December 31, 1994, the sum of (i) $0.47 (subject to adjustment in the case of a Recapitalization), plus (ii) any Class A Carryover Amount applicable to such Class A Unit or Class C Unit with respect to such fiscal quarter. In the case of any Short Period, the Class A Quarterly Priority Amount shall mean, with respect to each Class A Unit and Class C Unit and with respect to such Short Period, the sum of (i) an amount equal to the product of $0.0052 (subject to adjustment in the case of a Recapitalization) multiplied by the number of days in such Short Period, plus (ii) any Class A Carryover Amount applicable to such Class A Unit or Class C Unit with respect to such Short Period.

         Class A Unit shall mean a GP Unit or an LP Unit having those special rights and obligations specified in this Agreement as being appurtenant to a "Class A Unit" and shall include the GP Units and Class A LP Units outstanding prior to the Effective Time and all GP Units and LP Units issued after the Effective Time which are designated as Class A Units pursuant to Section 4.3.

         Class B Carryover Amount shall mean, with respect to each Class B Unit and with respect to each fiscal quarter or Short Period ending after March 31, 1995, the positive amount, if any, by which (i) the Class B Quarterly Priority Amount for the immediately preceding fiscal quarter exceeded (ii) the amount distributed with respect to each Class B Unit for such immediately preceding fiscal quarter; provided, however, that with respect to the first fiscal quarter, or Short Period within the first fiscal quarter, of any fiscal year, the Class B Carryover Amount shall be zero.

         Class B Quarterly Priority Amount shall mean, with respect to each Class B Unit and with respect to each fiscal quarter ending after December 31, 1994, the sum of (i) $0.47 (subject to adjustment in the case of a Recapitalization), plus (ii) any Class B Carryover Amount applicable to such Class B Unit with respect to such fiscal quarter. In the case of any Short Period, the Class B Quarterly Priority Amount shall mean, with respect to each Class B Unit and with respect to such Short Period, the sum of (i) an amount equal to the product of $0.0052 (subject to adjustment in the case of a Recapitalization) multiplied by the number of days in such Short Period, plus
(ii) any Class B Carryover Amount applicable to such Class B Unit with respect to such Short Period.

         Class B Unit shall mean a GP Unit or an LP Unit having those special rights and obligations specified in this Agreement as being appurtenant to a "Class B Unit" and shall include the Class B LP Units outstanding prior to the Effective Time and all GP Units and LP Units issued after the Effective Time which are designated as Class B Units pursuant to Section 4.3.

         Class C Carryover Cap shall mean, with respect to each Class C Unit and with respect to each fiscal quarter or Short Period ending after March 31, 1995, the positive amount by which (i) the Class C Quarterly Cap for the immediately preceding fiscal quarter exceeded (ii) the amount distributed with respect to each Class C Unit for such immediately preceding fiscal quarter; provided, however, that with respect to the first fiscal quarter, or Short Period within the first fiscal quarter, of any fiscal year, the Class C Carryover Cap shall be zero.

         Class C Quarterly Cap shall mean, with respect to each Class C Unit and with respect to each fiscal quarter ending after December 31, 1994, the sum of (i) $0.75 (subject to adjustment in the case of a Recapitalization), plus
(ii) any Class C Carryover Cap applicable to such Class C Unit with respect to such fiscal quarter. In the case of any Short Period, the Class C Quarterly Cap shall mean, with respect to each Class C Unit and with respect to such Short Period, the sum of (i) an amount equal to the product of $0.0083 (subject to adjustment in the case of a Recapitalization) multiplied by the number of days in such Short Period, plus (ii) any Class C Carryover Cap applicable to such Class C Unit with respect to such Short Period.

         Class C Unit shall mean an LP Unit having those special rights and obligations specified in this Agreement as being appurtenant to a "Class C Unit" and shall include all LP Units issued after the Effective Time which are designated as Class C Units pursuant to Section 4.3.

         Code shall mean the Internal Revenue Code of 1986, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         Commission shall mean the Securities and Exchange Commission.

         Consolidation Date means November 15, 1994.

         Contributed Property shall mean any Contribution other than cash.

         Contribution shall mean any cash, property, services rendered or a promissory note or other obligation to contribute cash or property or to perform services, which a Partner contributes to the Partnership in its capacity as a Partner.

         Contributor is defined in Section 12.2.

         Delaware Act shall mean the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such Act.

         Defense Notice is defined in Section 15.3.

         Delegate is defined in Section 10.2.

         Departing General Partner shall mean the Person which, as of the effective date of any withdrawal or removal of a General Partner pursuant to
Section 13.1, has as of such date so withdrawn or been removed as a General Partner.

         Designated Member is defined in Section 10.8.

         Disinterested Director shall mean an individual who is not and has not, within the prior five years, been an officer or employee of the Partnership or an officer, employee or partner of a General Partner or an Affiliate of the Partnership or a more than 5% Unitholder, partner or stockholder of the Partnership, a General Partner or any of their Affiliates.

         Distributable Cash for a fiscal quarter shall mean cash equal to the Partnership's Operating Profit Available for Distribution for such fiscal quarter less the amount, if any, required for expenses, for capital expenditures, for future payments on Partnership indebtedness, as reserves, or otherwise in the business of the Partnership, as determined by the General Partners.

         Effective Date is defined in Section 16.2.

         Effective Time is defined in the preamble to this Agreement.

         Equity Security shall mean a share of capital stock, a partnership or limited liability company interest, or other equity interest, or any security convertible or exchangeable, with or without consideration, into any such security or interest, or carrying any warrant, option or right to subscribe to or purchase any such security or interest or any such convertible or exchangeable security, or any such warrant, option or right.

         Event of Withdrawal with respect to a General Partner shall mean (i) its withdrawal as a General Partner pursuant to Section 13.1; (ii) its withdrawal as a General Partner in violation of this Agreement; (iii) its removal as a General Partner pursuant to Section 13.1; (iv) an Insolvency Event with respect to such General Partner; or (v) a Termination Event with respect to such General Partner.

         Exchange Shares is defined in Section 16.2.

         Expenses is defined in Section 15.1.

         Former General Partner shall mean (i) Thomson or (ii) any other Person which has withdrawn or been removed as, or otherwise ceased to be, a General Partner.

         General Partner shall mean (i) PIMCO GP in its capacity as general partner of the Partnership, or (ii) any other Person which has been admitted as a successor or additional general partner of the Partnership pursuant to this Agreement, in each case so long as such Person has not withdrawn or been removed as, or otherwise ceased to be, a general partner of the Partnership.

         GP Unit shall mean a Unit representing a portion or all of a General Partner's Partnership Interest, and shall include all GP Units held by PIMCO GP immediately prior to the Effective Time, and Units acquired by a General Partner after the Effective Time, whether by contribution, conversion or transfer, which are designated as GP Units.

         Heldover Certificate is defined in Section 16.2.

         Incorporation Notice is defined in Section 16.2.

         Incorporation Restructuring is defined in Section 16.2.

         Indebtedness shall mean with respect to any Person, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, (C) for any letter of credit or performance bond in favor of such Person, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of any other Person of the kind described in the preceding clause (i), which such Person has guaranteed or which is otherwise its legal liability, contingent or otherwise;
(iii) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) all other items, which in accordance with generally accepted accounting principles, would be included as a liability on the balance sheet of such Person on the date of determination; and (v) any and all deferrals, renewals, extensions or refinancing of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv).

         Indemnitee shall mean any General Partner, any Former General Partner, any Person which is or was an Affiliate of any General Partner or any Former General Partner, any Person which is or was an Associate of any General Partner or any Former General Partner or any such Affiliate, any Person which is or was serving at the request of the Partnership or any of its Subsidiaries, any General Partner or any Former General Partner as an Associate of another Person, or any Person which is or was an Associate of the Partnership or any of its Subsidiaries. A Person shall be deemed to be serving as a fiduciary of an employee benefit plan at the request of the Partnership whenever the performance by such Person of his duties to the Partnership or any Subsidiary of the Partnership also imposes duties on him or otherwise involves services by him to such plan or the participants or beneficiaries of such plan.

         Insolvency Event with respect to a Person shall be deemed to have occurred (i) when it (A) makes an assignment for the benefit of creditors; (B) files a voluntary petition in bankruptcy;

(C) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding; (D) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition failed against it in any proceeding of this nature; or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties; or (ii) (A) 120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding is not dismissed, or (B) 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, if the appointment is not vacated or stayed, or 90 days after the expiration of any such stay, if the appointment is not vacated.

         Interim Period shall mean the period between November 15, 1994 and the earlier of (i) December 31, 1997 or (ii) the occurrence of an Adverse Partnership Tax Event.

         Investment Management Company shall mean any division or Subsidiary of the Partnership which is principally engaged in the investment advisory business.

         Limited Liability Opinion shall mean an Opinion of Counsel to the effect that a specified event would not cause the Limited Partners to lose their limited liability under the Delaware Act.

         Limited Partner shall mean any Person which is a Limited Partner at the Effective Time, or is admitted as a Limited Partner pursuant to Section
12.2 or 12.3, and which has not ceased to be a Limited Partner.

         Liquidator shall mean the Person serving as Liquidator pursuant to
Section 17.3(a).

         LP Unit shall mean a Unit representing a portion or all of a Partner's or Assignee's Partnership Interest, and shall include all LP Units held by any Partner immediately prior to the Effective Time, Units acquired by a General Partner after the Effective Time, whether by contribution, conversion or transfer, which are designated as LP Units, and all Units held by any Person other than a General Partner at any time.

         Minimum Gain shall have the meaning set forth in Treasury Regulation
Section 1.704-2(b) and (d).

         Nasdaq shall mean the Nasdaq National Stock Market.

         NFJ Partners shall mean NFJ Partners L.P., a California limited partnership, or its Successor.

         National Securities Exchange shall mean (i) an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act, or (ii) Nasdaq.

         Net Income or Net Loss shall mean an amount equal to the Partnership's taxable income or taxable loss for a relevant period. Net Income and Net Loss shall be determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), and adjusted as provided in Sections 7.2, and further adjusted to reflect any adjustments resulting from amended returns, claims for refund and tax audits.

         Net Value shall mean (i) in the case of any Contribution, the fair market value of such Contribution reduced by the outstanding balance of any indebtedness either assumed by the Partnership upon such Contribution or to which such Contribution is subject when contributed; and (ii) in the case of a distribution of Partnership Assets to a Partner, the fair market value of such Partnership Assets reduced by the outstanding balance of any indebtedness either assumed by such Partner upon such distribution or to which such Partnership Assets are subject when distributed. In each case, fair market value shall be determined by the General Partners.

         Nonpublic Unitholder shall mean (i) any General Partner or Former General Partner, (ii) Cadence Partners, Parametric Partners, PIMCO Partners or NFJ Partners, (iii) any Subsidiary of Pacific Mutual Holding Company, a California mutual corporation, (iv) any executive officer of the Partnership or managing director of an Investment Management Company or any corporation, partnership, limited liability company or trust in which such individual is a controlling shareholder, general partner, manager or trustee, or (vi) any Person designated as a Nonpublic Unitholder in a Written Action.

         Operating Profit Available for Distribution shall mean, for any period, the net income of the Partnership (determined in accordance with generally accepted accounting principles); provided, that Operating Profit Available for Distribution for any period as so determined shall be adjusted in accordance with the following special rules and/or clarifications:

                 (i) Operating Profit Available for Distribution shall be determined without regard to losses of any Subsidiary of the Partnership which is not treated as a partnership, branch or division for federal income tax purposes.

                 (ii) Operating Profit Available for Distribution shall be determined without regard to accrued revenues from performance fees unless such fees are not subject to forfeiture.

                 (iii) Operating Profit Available for Distribution shall be determined without regard to any income or deductions attributable to the grant, amendment, vesting or exercise of any option or other right to purchase or receive Units or other Equity Securities.

                 (iv) Operating Profit Available for Distribution shall be determined without regard to any amortization of goodwill and other intangible assets.

         Opinion of Counsel shall mean a written opinion of counsel selected by the General Partners, who may be regular counsel to the Partnership, a General Partner, a Limited Partner or any of their Affiliates, but may not be in-house counsel to any of such Persons.

         Parametric Partners shall mean Parametric Partners L.P., a California limited partnership, or its Successor.

         Partner shall mean any General Partner or Limited Partner.

         Partnership shall mean the limited partnership heretofore formed and continued pursuant to this Agreement and the Delaware Act.

         Partnership Accountants shall mean such nationally recognized firm of independent public accountants as is selected from time to time by the General Partners to act as the Partnership's independent public accountants.

         Partnership Assets shall mean all assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership or its Subsidiaries.

         Partnership Interest shall mean, as to any Partner or Assignee, such Partner's or Assignee's share of the profits and losses of the Partnership and the right to receive distributions of Partnership Assets.

         Percentage Interest shall mean, as to each Partner or Assignee, the quotient of (i) the Partnership Interest of such Partner or Assignee divided by
(ii) the total Partnership Interests of all Partners and Assignees

 .        Person shall mean a natural person, general or limited partnership, limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

         PFAMCO shall mean Pacific Financial Asset Management Corporation, a California corporation, or its Successor.

         PIMCO shall mean Pacific Investment Management Company, a California general partnership, or its Successor.

         PIMCO GP shall mean PIMCO Partners, a California general partnership, or its Successor.

         PIMCO Partners shall mean PIMCO Partners, LLC, a California limited liability company and the managing general partner of PIMCO GP, or its Successor.

         Proceedings is defined in Section 15.1.

         Public Company shall mean a Business Entity which has at least one Public Security outstanding.

         Public General Partner shall mean a General Partner which is a Public Company and which, together with its Subsidiaries, holds Units and other Partnership Interests representing more than 95% of the fair value of its consolidated assets other than cash and cash equivalents.

         Public Security shall mean a class or series of Equity Security which is registered under Section 12 of the Exchange Act.

         Public Unitholder shall mean any Unitholder which is not a Nonpublic Unitholder.

         Recapitalization is defined in Section 4.5.

         Recapture Income shall mean any gain recognized by the Partnership (but computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any Partnership Asset that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions or reductions in basis for tax credits previously taken with respect to such Partnership Asset.

         Reconstituted Partnership shall mean a new limited partnership formed in the manner described in Section 17.2.

         Record Date shall mean the date as of which the identity of, and Units held by, the Unitholders will be determined for purposes of (i) receiving notice of and voting at any meeting of Unitholders, (ii) receiving notice of any proposed action by written approval and giving or withholding approval,
(iii) exercising any other rights with respect to any action or proposed action of Unitholders, or (iv) receiving any distribution or report.

         Restructuring shall mean any action, event, transaction or series of actions, events or transactions that the General Partners believe is reasonable likely tol prevent or avoid the occurrence of an Adverse Partnership Tax Event or a Tax Realization Event or both.

         Restructuring Corporation is defined in Section 16.2.

         Securities Act shall mean the Securities Act of 1933, as amended, and any successor to such statute.

         Securities Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and any successor to such statute.

         Short Period means any period which is less than a fiscal quarter.

         Subsidiary of a Person shall mean a subsidiary of such Person within the meaning of Regulation S-X under the Securities Act.

         Successor of a Person shall mean the Business Entity, if any, which succeeds to the ownership of all or substantially all of its assets.

         Successor Entity shall mean a Business Entity described in clause (ii) or (iii) of Section 16.1(a).

         Tax Opinion shall mean an Opinion of Counsel to the effect that a specified event would not cause an Adverse Partnership Tax Event.

         Tax Realization Event shall mean any one or more events, conditions or circumstances in which, or as a result of which, any Partner or any of its Affiliates realizes or is reasonably likely to be treated as realizing, either directly or through allocations of Partnership income, income for federal income tax purposes (including without limitation capital gain income), with respect to all or any part of the difference between (i) the value of any property contributed (or deemed contributed under applicable law) by such Partner or Affiliate to the Partnership, determined either as of the time of such contribution (or deemed contribution) or the time of such realization, and
(ii) such Partner's or Affiliate's or the Partnership's basis, for federal income tax purposes, in such property, other than as a result of a sale of such property by the Partnership exclusively for cash.

         Taxable Income or Taxable Loss, when referring to allocations made to a particular class of Units or to a particular Partner or Assignee, shall mean the gross income less applicable deductions, computed for federal income tax purposes, allocated to such class of Units or Partner or Assignee.

         Termination Event with respect to a General Partner shall mean, (i) if such General Partner is an individual, his death or the entry by a court of competent jurisdiction of an order adjudicating him incompetent to manage his person or his property; (ii) if such General Partner is acting as a General Partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee); (iii) if such General

Partner is a partnership, the dissolution and commencement of winding up of the partnership; (iv) if such General Partner is a corporation, the filing of a certificate of dissolution or its equivalent for the corporation or the revocation of its charter and the expiration of 90 days after the date of notice to the corporation of revocation without a reinstatement of its charter;
(v) if such General Partner is an estate, the distribution by the fiduciary of the estate's entire Partnership Interest; or (vi) if such General Partner is not an individual, partnership, corporation, trust or estate, the termination of the General Partner.

         Thomson shall mean Thomson Advisory Group Inc., a Delaware corporation.

         Total Contributed Income of an Investment Management Company shall mean the aggregate net income of such Investment Management Company (calculated in accordance with generally accepted accounting principles applied consistently for all Investment Management Companies and excluding extraordinary items) for the then most recent three complete fiscal years of the Partnership (or, for three years following the Consolidation Date, the number of complete Partnership fiscal years which have elapsed since the Consolidation Date). Total Contributed Income for each Investment Management Company shall be recalculated annually based on, and upon receipt of, the Partnership's annual audited consolidated financial statements.

         Transfer (and related words) with respect to Units shall mean or refer to a transaction by which a Unitholder transfers one or more Units to another Person, and shall include a sale, assignment, gift, exchange or any other disposition of Units, but shall not include any change in the ownership of such Unitholder.

         Transfer Agent shall mean (i) with respect to the Class A LP Units, The First Chicago Trust Company of New York or any other bank, trust company or other Person appointed by the General Partners to act as transfer agent or registrar for the Class A Units, and (ii) with respect to any other class or series of Units, the Person (who may be a General Partner or an Affiliate of a General Partner) appointed to act as transfer agent or registrar for such class or series of Units.

         Treasury Regulations shall mean the federal income tax and procedure and administration regulations as promulgated by the U.S. Treasury Department, as such regulations may be in effect from time to time. All references in this Agreement to provisions of the Treasury Regulations shall be deemed to refer to successor regulatory provisions to the extent appropriate in light of the context in which such Treasury Regulations references are used.

         Unaffiliated Holders of any class or series of Units or other Partnership Interests shall mean all holders of such class or series of Units or other Partnership Interests other than (i) any General Partner or Former General Partner or any of their respective Affiliates, (ii) Cadence Partners, Parametric Partners, PIMCO Partners or NFJ Partners or any of their respective Affiliates, (iii) any officer or employee of the Partnership or any of its Subsidiaries, or (iv) any officer, employee, general partner or holder of more than 5% of the outstanding Equity Securities of the General Partner or any of its Affiliates other than the Partnership.

         Underwriter is defined in Section 12.3.

         Unit shall mean a portion or all of the Partnership Interest of a Partner or Assignee representing such fractional part of the Partnership Interests of all of the Partners and Assignees as shall be determined by the General Partners in connection with the issuance of Units; provided, however, that each Unit shall represent the same fractional part of the Partnership Interests represented by all of the outstanding Units as is represented by each other Unit. The relative rights, powers and duties appurtenant to a Unit of any class and series and those appurtenant to the Partnership Interest represented by such Unit shall be identical, and such terms are used interchangeably in this Agreement.

         Unitholder shall mean (i) a General Partner, or (ii) a Limited Partner or, for purposes of Articles VII and VIII and Sections 17.3(c) and (d), in the case of a Limited Partner who has Transferred his Partnership Interest and whose Transferee is an Assignee, such Assignee. For purposes of Articles VII and VIII only, the term "Unitholder" shall also mean the beneficial owner of one or more Units held by a nominee Limited Partner in any case in which such nominee Limited Partner has furnished the identity of such owner to the Partnership pursuant to Section 6031(c) of the Code.

         Unit Price shall mean an amount per Unit of a given class or series as of any date of determination equal to: (i) if the Units of such class or series are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sales prices per Unit of such class or series or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per Unit of such class or series, in either case on the principal National Securities Exchange on which the Units of such class or series are listed or admitted to trading, for the five trading days immediately preceding the date of determination; or (ii) if the Units of such class or series are not listed or admitted to trading on a National Securities Exchange, an amount equal to the fair market value of a Unit of such class or series as of such date of determination, as determined by an independent appraiser selected and retained by the General Partners on behalf of and for the account of the Partnership; provided, however, that in the case of Units of a class or series not listed or admitted to trading on a National Securities Exchange and to be issued pursuant to an employee benefit plan, the Unit Price shall be determined by the General Partners.

         Unrealized Gain, as of any date of determination, shall mean the excess, if any, of the fair market value of a Partnership Asset (as determined under Section 7.2(c) or (d) as of such date of determination) over the Carrying Value of such Partnership Asset as of such date of determination (prior to any adjustment to be made pursuant to Section 7.2(c) or(d) as of such date).

         Unrealized Loss, as of any date of determination, shall mean the excess, if any, of the Carrying Value of a Partnership Asset as of such date of determination (prior to any adjustment to be made pursuant to Section 7.2(c) or(d) as of such date) over the fair market value of such Partnership Asset (as determined under Section 7.2(c) or (d) as of such date of determination).

         Written Action shall mean (i) an action by written consent of the General Partner, or if there is more than one General Partner, an action by unanimous written consent of the General

Partners if such action is specified in Section 10.1(c), or by written consent of General Partners holding a majority of the GP Units if such action is not specified in Section 10.1(c) or (ii) if a Delegate has the rights and powers to take such action, a written action of such Delegate.

                                   ARTICLE II

                        THE PARTNERSHIP AND THE PARTNERS

         Section 2.1 Continuation of the Partnership.

              The General Partners and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act.

         Section 2.2 Name.

              The name of the Partnership shall be "PIMCO Advisors L.P." The business of the Partnership shall be carried on under such name or under such other name as the General Partners may from time to time determine. "Limited Partnership," "Ltd" or "L.P." (or similar words or letters) shall be included in the Partnership's name where necessary or appropriate to maintain the limited liability of the Limited Partners or otherwise for the purpose of complying with the laws of any jurisdiction.


         Section 2.3 Names and Addresses of Partners.

              The General Partner of the Partnership is PIMCO GP, and the address of the General Partner is 800 Newport Center Drive, Newport Beach, California 92660. The names and business, residence or mailing addresses of the Limited Partners and the date upon which each such Person became a Limited Partner are as set forth from time to time in the books and records of the Partnership.


         Section 2.4 Principal Office, Registered Agent and Registered Office.

                 (a) The principal office of the Partnership is located at 800 Newport Center Drive, Newport Beach, California 92660. The General Partners may change the location of the Partnership's principal office within or without the State of Delaware and may establish such additional offices of the Partnership within or without the State of Delaware as they may from time to time determine.

                 (b) The name of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company. The address of the registered agent and the address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         Section 2.5 Term.

              The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until December 31, 2086, unless earlier terminated in accordance with the Delaware Act or this Agreement.


                                   ARTICLE III

                               PURPOSE AND POWERS

         Section 3.1 Purpose.

             The purpose of the Partnership is (i) to carry on an investment management and investment advisory business and (ii) to carry on any other business which limited partnerships may carry on under the Delaware Act.


         Section 3.2 Powers.

              The Partnership shall have and may exercise any and all powers and authority conferred by the laws of Delaware upon limited partnerships formed under the Delaware Act, including any and all powers and authority that may be exercised by the General Partners pursuant to the Delaware Act or this Agreement.


                                    ARTICLE IV

                     UNITS AND OTHER PARTNERSHIP SECURITIES

         Section 4.1 Classification and Conversion of Units.

                 (a) The Partnership Interests of the Partners and Assignees are divided into GP Units and LP Units, the GP Units are further divided into Class A Units and Class B Units, and the LP Units are further divided into Class A Units, Class B Units and Class C Units.

                 (b) A General Partner shall have the right, at such General Partner's option, at any time to convert a portion, but not all, of the GP Units held by such General Partner into LP Units of the same class. The rate at which LP Units shall be delivered upon conversion of GP Units shall initially be one LP Unit for each GP Unit, and shall be adjusted to reflect any Recapitalization occurring after the Effective Time. Unless the LP Units issuable on conversion are to be issued in the name of the General Partner, the General Partner shall provide funds to the Partnership sufficient to pay any transfer or similar tax with respect to the issuance. LP Units issued on conversion of GP Units shall be deemed to have been issued, and such GP Units shall be deemed to be canceled and retired, as of the close of business on the date Certificates evidencing such GP Units are surrendered to the Partnership for conversion.

                 (c) A General Partner shall have the right, at such General Partner's option, at any time to convert a portion or all of the Class A LP Units or Class B LP Units held by such General Partner into GP Units of the same class. The rate at which GP Units shall be delivered upon conversion of LP Units shall initially be one GP Unit for each LP Unit, and shall be adjusted to reflect any Recapitalization occurring after the Effective Time. GP Units issued on conversion of LP Units shall be deemed to have been issued, and such LP Units shall be deemed to be canceled and retired, as of the close of business on the date Certificates evidencing such LP Units are surrendered to the Partnership for conversion.

                 (d) As of the close of business on March 1, 1998, each Class B GP Unit shall be converted into and exchanged for one Class A GP Unit, and each Class B LP Unit shall be converted into and exchanged for one Class A LP Unit, adjusted in each case to reflect any Recapitalization occurring after the Effective Time.

         Section 4.2 New Classes or Series of Units or Other Securities.

              The General Partners may create a class or series of Units, other Equity Securities or other Partnership securities that was not previously outstanding, without the approval of the Limited Partners. Any such class or series of Units or other securities shall have such designations, preferences and relative participating, optional or other special rights, powers and duties, including preferences, rights and powers senior to existing classes or series of Units or other securities, as shall be determined by the General Partners, subject to any required approval of Unitholders, including without limitation:
(i) the rights of such class or series of Units or other securities to share in profits and losses of the Partnership and the allocation, for federal income and other tax purposes, to such class or series of Units or other securities of items of Partnership income, gain, loss, deduction and credit; (ii) the rights of such class or series of Units or other securities to share in distributions of Partnership Assets; (iii) the rights of such class or series of Units or other securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of Units or other securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions on which, such class or series of Units or other securities may be redeemed by the Partnership; (v) whether such class or series of Units or other securities is issued with the right of conversion into or exchange for any other class or series of Units or other securities and, if so, the rate at and the terms and conditions upon which such class or series of Units or other securities may be converted into or exchanged for such other class or series of Units or other securities; and (vi) the rights of such class or series of Units or other securities to vote on matters relating to the Partnership and this Agreement. The designations, preferences and relative participating, optional or other special rights, powers and duties of any such class or series of Units or other securities shall be set forth in an amendment to this Agreement.

         Section 4.3 Issuance of Units and Other Securities.

                 (a) The Partnership may issue Units of any class or series, other Equity Securities, or other Partnership securities, in amounts, for consideration and on terms and conditions determined by the General Partners without the approval of the Limited Partners; provided, however, that except as provided in Article XVI, (i) the Partnership may not issue Units which are senior to the Class A Units, without the approval of Unaffiliated Unitholders holding a majority of the outstanding Class A Units held by Unaffiliated Unitholders; and (ii) the Partnership may not issue any Units or other Equity Securities unless the Partnership receives a Tax Opinion with respect to such issuance.

                 (b) The Partnership shall not issue fractional Units; instead, each fractional Unit shall be rounded to the nearest whole Unit or an amount equal to the product of such fraction and the Unit Price on the date of issuance shall be paid in cash by the Partnership, as may be determined by the General Partners.

         Section 4.4 No Preemptive Rights.

                 No Partner, Assignee or other Person shall have any preemptive, preferential or other similar rights with respect to any additional Contributions or any offer, issuance or sale of Units, other Equity Securities or other Partnership securities.


         Section 4.5 Recapitalizations.


                 (a) The Partnership may make a distribution of Units with respect to outstanding Units, effect a subdivision or combination of outstanding Units, or take a like action (each, a"Recapitalization"). The Partnership shall not effect a Recapitalization unless the respective Percentage Interests of the Partners and Assignees immediately after the Recapitalization are the same as their respective Percentage Interests immediately before the Recapitalization.

                 (b) The General Partners shall select a Record Date as of which a Recapitalization shall be effective and shall notify each Unitholder of the Recapitalization. The Partnership may issue to the Unitholders as of the Record Date new Certificates representing the additional Units issued in the Recapitalization, and may implement such other procedures to reflect the Recapitalization as may be determined by the General Partners.

                                    ARTICLE V

                             CERTIFICATES FOR UNITS

         Section 5.1 Issuance of Certificates.

         Upon the issuance of Units to any Partner or other Person, the Partnership shall issue and deliver to such Partner, or to such other Person upon such other Person being admitted as a Partner, one or more Certificates in the name of such Partner or other Person evidencing such Units, in such denominations as such Partner or other Person may request. Upon the written request of any Transferee of Units accompanied by one or more Certificates properly endorsed and cash in the amount of any applicable transfer tax, the Partnership shall issue and deliver to such Transferee, upon such Transferee being admitted as a Partner, replacement Certificates in the name of such Transferee in such denominations as such Transferee may request. Upon the written request of any Unitholder accompanied by one or more Certificates properly endorsed, the Partnership shall issue and deliver to such Unitholder replacement Certificates in the name of such Unitholder in such denominations as such Unitholder may request, in accordance with such procedures as the Partnership may reasonably establish.

         Section 5.2 Lost, Stolen, Mutilated or Destroyed Certificates.

                 (a) The Partnership shall issue a new Certificate in place of any Certificate previously issued if the registered owner of the Certificate:

                          (i)     makes proof by affidavit, in form and
substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

                          (ii)    requests the issuance of a new Certificate
before the Partnership has notice that the Certificate is subject to an adverse claim by another Person or has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                          (iii)   if requested by the Partnership, delivers to
the Partnership a bond, in form and substance satisfactory to the Partnership, with such surety or sureties and with fixed or open penalty as the Partnership may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

                          (iv)    satisfies any other reasonable requirements
imposed by the Partnership.

                 (b) When a Certificate has been lost, destroyed or stolen, and the owner fails to notify the Partnership within a reasonable time after he has notice of it, and a Transfer of the Units represented by the Certificate is registered before the Partnership receives such notification, the owner shall be precluded from making any claim against the Partnership or any Transfer Agent for such Transfer or for a new Certificate.

                 (c) If any mutilated Certificate is surrendered to the Transfer Agent, the Partnership shall execute and deliver in exchange therefor a new Certificate evidencing the same number of Units as did the Certificate so surrendered.

                 (d) As a condition to the issuance of any new Certificate under this Section 5.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) connected therewith.

         Section 5.3 Registered Owner.

         The Partnership shall be entitled to treat a Unitholder as the owner of the Units registered in such Unitholder's name on the books and records of the Transfer Agent for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, regardless of whether it shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted for trading. When a Person is acting as a nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Partnership on the one hand and such Persons on the other hand, such nominee (i) must execute and deliver an Admission Application, (ii) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, and (iii) shall be bound by this Agreement.



                                    ARTICLE VI

                               TRANSFER OF UNITS

         Section 6.1 Transfer.

         Except as provided in Article XVI, no Units shall be Transferred except in accordance with the terms and conditions set forth in this Article
VI. Any Transfer or purported Transfer of any Units not made in accordance with this Article VI or Article XVI shall be null and void.


         Section 6.2 Transfer of GP Units.

                 (a) A General Partner may Transfer any or all of its GP Units to an Affiliate of such General Partner which has been admitted as a successor or additional General Partner pursuant to Section 12.1(a).

                 (b) A General Partner may mortgage, pledge, hypothecate, grant a security interest in or otherwise encumber any or all of its GP Units, and Transfer any or all of its GP Units to any Person in a forced sale pursuant to the foreclosure of, or other realization upon, any such encumbrance; provided, however, that if the Transferee is not a General Partner, such GP Units shall be converted into LP Units as provided in Section 4.1(b).

                 (c) A General Partner may Transfer any or all of its GP Units to any Person in connection with the withdrawal of such General Partner pursuant to Section 13.1(b); provided, however, that if the Transferee is not a General Partner, such GP Units shall be converted into LP Units as provided in
Section 4.1(b).

         Section 6.3 Transfer of LP Units.

         A Partner may Transfer any or all of its LP Units to any Person; provided, however, that except upon the death of a Unitholder or by operation of law, the Partnership shall not recognize a Transfer of LP Units unless the Transferee, if not a Partner or the Transferee of an Underwriter, has executed and delivered an Admission Application to the Partnership or, if delivered to the Transfer Agent, the Transfer Agent has delivered such Admission Application to the Partnership.


         Section 6.4 Restrictions on Transfer.

         No Transfer of Units shall be made if such Transfer (i) would violate the then applicable federal and state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such Transfer, (ii) would result in an Assignment Event or an Adverse Partnership Tax Event or (iii) would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act.



                                   ARTICLE VII

                                CAPITAL ACCOUNTS


         Section 7.1 Capital Accounts.

                 (a) The Partnership shall maintain for each Partner and Assignee (which terms for purposes of this Section 7.1, Section 7.2 and Article VI shall refer to the beneficial owner of an interest held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership pursuant to Section 6031(c) of the Code) a separate Capital Account in accordance with Section 704 of the Code. Such Capital Account shall be INCREASED BY (i) the cash amount or Net Value of all actual and deemed Contributions made by such Partner or Assignee to the Partnership and (ii) all items of Net Income computed in accordance with Section 7.2(a) and allocated to such Partner or Assignee pursuant to Sections 8.5 and 8.6 and DECREASED BY (i) the cash amount or Net Value of all actual and deemed distributions of Partnership Assets made to such Partner or Assignee and (ii) all items of Net Loss computed in accordance with Section 7.2(a) and allocated to such Partner or Assignee pursuant to Sections 8.5 and 8.6.

                 (b) Upon the issuance of any Units to or for the benefit of any Associate of the Partnership or any of its Subsidiaries, or any successor to such Associate, as compensation for services rendered or to be rendered to the Partnership or any of its Subsidiaries by such Associate, such Associate or his or her successor shall be deemed to have made a Contribution to the Partnership in an amount equal to the product of (i) the number of Units so issued, and (ii) the Unit Price on the date of such issuance.

         Section 7.2 Capital Account Calculations and Adjustments.

                 (a) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' and Assignees' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided, that:

                          (i)     In accordance with the requirements of
Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(d), any deductions for depreciation, cost recovery or amortization attributable to Contributed Property shall be determined as if the adjusted basis of such Contributed Property on the date it was acquired by the Partnership was equal to the Carrying Value of such Contributed Property. Upon an adjustment pursuant to Section 7.2(c) to the Carrying Value of any Partnership Asset subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Partnership Asset shall be determined as if the adjusted basis of such Partnership Asset was equal to the Carrying Value of such Partnership Asset immediately following such adjustment.

                          (ii)    Any income, gain or loss attributable to the
taxable disposition of any Partnership Asset shall be determined by the Partnership as if the adjusted basis of such Partnership Asset as of such date of disposition was equal in amount to the Partnership's Carrying Value with respect to such Partnership Asset as of such date.

                          (iii)   Subject to the provisions of Treasury
Regulation Section 1.704-1(b)(2)(iv)(m), the amounts of any adjustments to the bases (or Carrying Values) of Partnership Assets made pursuant to Section 743 of the Code shall not be reflected in Capital Accounts, but the amounts of any adjustments to the bases (or Carrying Values) of Partnership Assets made pursuant to Section 734 of the Code as a result of the distribution of Partnership Assets by the Partnership to a Partner or Assignee shall (A) be reflected in the Capital Account of the Partner or Assignee receiving such distribution in the case of a distribution in liquidation of such Partner's or Assignee's Partnership Interest and (B) otherwise be reflected in Capital Accounts in the manner in which the unrealized income and gain that is displaced by such adjustments would have been shared had the Partnership Assets been sold at their Carrying Values immediately prior to such adjustments.

                          (iv)    The computation of all items of income, gain,
loss and deduction shall be made, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes. For this purpose, amounts paid or incurred to organize the Partnership or to promote the sale of Partnership Interests that are neither deductible nor amortizable under Section 709 of the Code, and deductions for any losses incurred in connection with the sale or exchange of Partnership Assets disallowed pursuant to Section 267(a)(1) or 707(b) of the Code, shall be treated as expenditures described in Section 705(a)(2)(B) of the Code.

                 (b) Generally, a Transferee of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest Transferred. However:

                          (i)      If the Transfer causes a termination of the
Partnership under Section 708(b)(1)(B) of the Code, the Partnership shall be deemed to have contributed all Partnership Assets and Partnership liabilities to a new reconstituted partnership in exchange for one hundred percent of the interests in such reconstituted partnership, and immediately thereafter, the Partnership shall be deemed to have dissolved and distributed all interests in the reconstituted partnership to the Partners and Assignees, followed by the continuation of the business of the Partnership by the reconstituted partnership. In such event, the Carrying Values of the Partnership Assets shall be adjusted immediately prior to such deemed distribution pursuant to Section 7.2(d) (and such adjusted Carrying Values shall constitute the fair market values of such Partnership Assets upon their deemed contribution to the reconstituted Partnership). The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of Section
7.1 and this Section 7.2

                          (ii)    If the Transfer is of LP Units held by a
General Partner, and if immediately prior to such Transfer such General Partner has a negative Capital Account balance, then the Transferee shall be credited with a zero balance in its Capital Account relating to such LP Units, and such General Partner shall retain its negative Capital Account balance.

                 (c) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), in connection with either (i) a Contribution (other than a de minimis amount) by a new or existing Partner or Assignee in consideration for a Partnership Interest or (ii) a distribution of Partnership Assets (other than a de minimis amount) in consideration for a Partnership Interest, the Capital Accounts of all Partners and Assignees and the Carrying Values of all Partnership Assets may be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership Asset, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such Partnership Asset at such time and had been allocated to the Partners and Assignees pursuant to Sections 8.5 and 8.6. For purposes of determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership Assets shall be determined by the General Partners.

                 (d) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(e), immediately prior to the actual or deemed distribution of any Partnership Asset in kind, the Capital Accounts of all Partners and Assignees and the Carrying Values of such Partnership Asset shall be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership Asset as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such Partnership Asset immediately prior to such distribution and had been allocated to the Partners and Assignees, at such time, pursuant to Sections 8.5 and 8.6. For purposes of determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership Assets shall be determined by the General Partners.


                                  ARTICLE VIII

                         DISTRIBUTIONS AND ALLOCATIONS


         Section 8.1 Cash Distributions During the Interim Period.

         With respect to each fiscal quarter ending on or prior to the end of the Interim Period, commencing with the fiscal quarter ending December 31, 1994, the Partnership shall distribute an amount in cash equal to the Distributable Cash for such quarter. Such distributions shall be made to Unitholders of record 30 days after the last day of each such fiscal quarter, and shall be paid on Class A Units and Class C Units not more than 45 days, and on Class B Units not more than 60 days, after the last day of each such fiscal quarter. Such distributions shall be made in accordance with the following priorities:


                          (i)     First, to such Unitholders holding Class A
Units or Class C Units, pro rata in accordance with their Class A Units and Class C Units, without regard to whether such Units are Class A Units or Class C Units, until the cash distributions made pursuant to this clause (i) with respect to each Class A Unit and Class C Unit equal the Class A Quarterly Priority Amount;

                          (ii)    Second, to such Unitholders holding Class B
Units, pro rata in accordance with their Class B Units until the cash distributions made pursuant to this clause (ii) with respect to each Class B Unit equal the Class B Quarterly Priority Amount; and

                          (iii)   Third, to such Unitholders holding Class A
Units, Class B Units or Class C Units, pro rata in accordance with their Class A Units, Class B Units and Class C Units, without regard to whether such Units are Class A Units, Class B Units or Class C Units, until the cash distributions made pursuant to the preceding clauses (i) and (ii) and this clause (iii) with respect to each Class A Unit, Class B Unit and Class C Unit equal the Class C Quarterly Cap;

                          (iv)    Fourth, to such Unitholders holding Class A
Units or Class B Units, pro rata in accordance with their Class A Units and Class B Units, without regard to whether such Units are Class A Units or Class B Units; provided, however, that the Partnership may withhold distributions to the holders of Class B Units to protect the distributions in respect of the Class A Units and Class C Units in future fiscal quarters.

         Section 8.2 Cash Distributions After the Interim Period.

         With respect to each fiscal quarter ending after the end of the Interim Period, the Partnership shall distribute an amount in cash equal to the Distributable Cash for such fiscal quarter. Such distributions shall be made to Unitholders of record 30 days after the last day of each such fiscal quarter, and shall be paid not more than 60 days after the last day of each such fiscal quarter. Such distributions shall be made in accordance with the following priorities:


                          (i)     First, to such Unitholders holding Class A
Units, Class B Units or Class C Units, pro rata in accordance with their Class A Units, Class B Units and Class C Units, without regard to whether such Units are Class A Units, Class B Units or Class C Units, until the cash distributions made pursuant to this clause (i) with respect to each Class A Unit, Class B Unit and Class C Unit equal the Class C Quarterly Cap;

                          (ii)    Second, to such Unitholders holding Class A
Units or Class B Units, pro rata in accordance with their Class A Units and Class B Units, without regard to whether such Units are Class A Units or Class B Units.

         Section 8.3 Special Cash Distributions Prior to Restructuring.

                 (a) Immediately prior to the effectiveness of the first Restructuring, the Partnership shall, if the regular quarterly distribution for the fiscal quarter ending before the effectiveness of the Restructuring has not been paid, pay such distribution as provided in Section 8.1 if such fiscal quarter ended on or prior to the end of the Interim Period, and otherwise as provided in Section 8.2.

                 (b) Immediately prior to the effectiveness of the first Restructuring, but after the distribution, if any, required by Section 8.3(a), the Partnership shall distribute an amount equal to cash on hand of the Partnership, less cash required for expenses, for capital expenditures, as reserves or otherwise in the business of the Partnership or any successor to the business of the Partnership after the Restructuring, as determined by the General Partners. Such distribution shall be made as provided in Section 8.1 if such distribution is made during a fiscal quarter ending on or prior to the end of the Interim Period, and otherwise as provided in Section 8.2.

         Section 8.4 General Rules with Respect to Distributions.

                 (a) The General Partners are also authorized to distribute Partnership Assets in kind. Any Partnership Asset distributed in kind shall be valued at its fair market value on the date of distribution and shall be distributed in accordance with Sections 8.1and 8.2. Capital Accounts and Carrying Values shall be adjusted in accordance with Section 7.2(e).

                 (b) The General Partners shall specify a Record Date for any distribution, and any Partnership Assets distributed shall be distributed to the Unitholders of the relevant class or series as of the Record Date.

                 (c) Any amount of taxes withheld pursuant to Section 10.4, and any amount of taxes, interest or penalties paid by the Partnership to any governmental entity, with respect to amounts allocated or distributable to a Unitholder shall be deemed to be a distribution or payment to such Unitholder and shall reduce the amount otherwise distributable to such Unitholder pursuant to this Article VIII.

                 (d) Distributions made to Unitholders shall be made to "Unitholders"as defined in Article I without regard to the last sentence of the definition of "Unitholder".

                 (e) The Partnership shall not make a distribution to any Partner on account of its Partnership Interest if such distribution would violate Section 17-607 of the Delaware Act or other applicable law.

         Section 8.5 Allocations of Income and Loss.

                 (a) For Capital Account purposes, except as otherwise provided in Section 8.6, Net Income and Net Loss of the Partnership shall be determined and allocated as set forth in this Section 8.5, and allocations of Net Income and Net Loss shall be deemed to be allocations of proportionate shares of the items of income, gain, loss and deduction from which Net Income and Net Loss are calculated.

                 (b) Net Income and Net Loss of the Partnership shall be determined with respect to each fiscal month of the Partnership's existence, and allocations of such Net Income and Net Loss with respect to each such month shall be made annually.

                 (c) If the Partnership has Net Income for a taxable year, Net Income for such taxable year shall be treated as earned in those months in which the Partnership earned Net Income, in proportion to the Net Income earned by the Partnership in each of such months. Net Income thus treated as earned in particular months shall be allocated among the Unitholders in the same proportions as any distributions would have been made with respect to the fiscal quarter in which the relevant month falls if all of the Net Income treated as earned in such fiscal quarter were distributed to the Unitholders as provided in Sections 8.1 or 8.2, as the case may be. Although Sections 8.1 and
8.2 require distributions of cash to classes of Unitholders to be determined with reference to prior distributions of cash, for purposes of making allocations pursuant to the previous sentence, references in such Sections to prior distributions of cash should be read to refer to prior allocations of Net Income pursuant to this Section 8.5(c) with respect to prior fiscal quarters.

                 (d) If the Partnership has a Net Loss for a taxable year, such Net Loss shall be treated as incurred in those fiscal months in which the Partnership incurred a Net Loss, in proportion to the Net Loss incurred by the Partnership in each of such months. The Net Loss treated as incurred in each such month shall be allocated (i) first, to the Unitholders having positive Capital Account balances so as to cause their respective Capital Account balances to be in (or, if not possible, closer to) the same proportion to each other as their respective Percentage Interests and then in accordance with their respective Percentage Interests until all such positive balances have been eliminated; and (ii) thereafter, any additional Remaining Net Loss shall be allocated to the General Partners in respect of their GP Units. To the extent subsequent Net Income of the Partnership does not exceed Net Loss allocated pursuant to this Section 8.5(d), such Net Income shall be allocated to the General Partners in respect of their GP Units until such allocated Net Income equals Net Loss allocated to the General Partners pursuant to Section 8.5(d)(ii), thereafter to the Unitholders in the same proportions and amounts as Net Loss was allocated pursuant to Section 8.5(c)(i). For purposes of this
Section 8.5(d), the determination of Capital Account balances shall be made after giving effect to all distributions of cash made with respect to fiscal quarters or years before the month in question pursuant to Sections 8.1, 8.2 and 8.3.

         Section 8.6 Special Provisions Governing Capital Account Allocations.

                 (a) In the event that any Partner or Assignee has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of such Partner's or Assignee's obligation (including any deemed obligation under Treasury Regulations or Temporary Treasury Regulations), if any, to restore an amount to the Partnership, and such excess deficit exists following the allocations referred to in Sections 8.5(d) and (e), such Partner or Assignee shall be allocated Net Income in proportion to such remaining excess deficit amounts.

                 (b) If any Partner or Assignee unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), Net Income or items of income and gain shall be specially allocated to such Partner or Assignee in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, a deficit in its Capital Account (computed as provided in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(3)) as quickly as possible. This Section 8.6(b) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted to comply with the requirements of such regulation. Any special allocations of items of income or gain pursuant to this Section 8.6(b) shall be taken into account in computing subsequent allocations of Net Income or Net Loss so that the net amounts of any items subsequently so allocated shall, to the extent possible, be equal to the net amounts that would have been allocated to each Partner if such special allocations had not occurred.

                 (c) In the event there is a net decrease in Minimum Gain during a Partnership taxable year, the Partners shall be allocated items of income and gain in accordance with Treasury Regulation Section 1.704-2(f). Any Partner's share of Minimum Gain shall be determined in accordance with Treasury Regulation Section 1.704-2(g). This Section 8.6(c) is intended to comply with the minimum gain chargeback requirement of Treasury Regulation Section 1.704-2 and shall be interpreted and applied in a manner consistent therewith. Any special allocations of items of income or gain pursuant to this Section 8.6(c) shall be taken into account in computing subsequent allocations of Net Income or Net Loss so that the net amounts of any items subsequently so allocated and the special allocations shall, to the extent possible, be equal to the net amounts that would have been allocated to each Partner or Assignee if such special allocations had not occurred.

                 (d) To the extent required by Treasury Regulation Section 1.704-2(i), any tax items of the Partnership that are attributable to a non-recourse debt of the Partnership that constitutes "partner non-recourse debt" as defined in Treasury Regulation Section 1.704-2(b)(4) shall be allocated in accordance with the provisions of Treasury Regulation Section 1.704-2(i). This Section 8.6(d) is intended to satisfy the requirements of Treasury Regulation Section 1.704-2(i) (including the partner nonrecourse minimum gain chargeback requirements) and shall be interpreted and applied in a manner consistent therewith. Any special allocations pursuant to this Section 8.6(d) shall be taken into account in computing subsequent allocations of Net Income or Net Loss so that the net amounts of any items subsequently so allocated and the special allocations shall, to the extent possible, be equal to the net amounts that would have been allocated to each Partner or Assignee if such special allocations had not occurred.

                 (e) The General Partners shall make special allocations of Net Income or Net Loss or items of income, gain, loss or deduction to GP Units as may be necessary to permit conversion of such Units to LP Units in accordance with Section 4.1(b). For purposes of allocating income, gain, loss or deduction to LP Units that were converted from GP Units for periods following such conversion, the Units shall be deemed as of the effective date of such conversion to have been allocated the same amount of income, gain, loss and deductions and to have received the same distributions as the LP Units outstanding prior to such conversion.

                 (f) If and to the extent that any Partner or Assignee is deemed to recognize income as a result of any transaction between such Partner or Assignee and the Partnership pursuant to Section 482, Section 483, Sections 1272-1274 or Section 7872 of the Code, or any similar provision now or hereafter in effect, any corresponding loss or deduction of the

Partnership shall be allocated to the Partner or Assignee who was charged with such income. In addition, if all or part of the deductions claimed by the Partnership for compensation to its employees is disallowed, the income attributable to such disallowed deductions will be specially allocated to the General Partners, and any subsequent deductions related to such compensation will be specially allocated to the General Partners.

                 (g) In addition to the other special allocations that the General Partners may make under this Section 8.6, to preserve uniformity of Units (subject to the priority distribution rights of certain classes of Units) the General Partners may make special allocations of Net Income or Net Loss or items of income, gain, loss or deduction, but only if such allocations would not have a material adverse effect on the Unitholders (other than the General Partners) and if they are consistent with the principles of Section 704 of the Code.

                 (h) To the extent necessary that the Partnership will not be treated as a corporation or as an association taxable as a corporation for federal or state income tax purposes, the interests of the General Partners in each material item of Partnership income, gain, loss, deduction or credit shall be equal to at least 1% of each such item at all times during the existence of the Partnership. If any General Partner receives an allocation under this
Section 8.6(h) that such General Partner would not otherwise have received, subsequent allocations of Net Income or Net Loss shall, to the extent possible (and subject to this Section 8.6(h)), be made so that the net amounts of Net Income or Net Loss allocated to the Partners are the same as they would have been had allocations not been made pursuant to this Section 8.6(h).

         Section 8.7 Allocations for Tax Purposes.

                 (a) Except as otherwise provided in this Section 8.7, for federal income tax purposes each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners and Assignees in the same proportion as items comprising Net Income or Net Loss, as the case may be, are allocated among the Partners. Credits shall be allocated as provided in Treasury Regulation Section 1.704-1(b)(4)(ii).

                 (b) In the case of Contributed Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions attributable to such property shall be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code that takes into account the variation between the Net Value of such property and its adjusted basis, at the time of contribution, to the extent such allocation reduces Book-Tax Disparities.

                 (c) In the case of Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall (i) first, be allocated among the Partners and Assignees in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocation thereof pursuant to Section 8.5(d) or (e) to the extent such allocation reduces

Book-Tax Disparities, and (ii) second, in the event such property was originally Contributed Property, be allocated among the Partners and Assignees in a manner consistent with Section 8.7(b).

                 (d) To the extent permissible under applicable Treasury Regulations, the amount of any gain from a taxable disposition of property allocated to (or recognized by) a Partner or Assignee (or its successor in interest), for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner or Assignee has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

                 (e) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners or Assignees in accordance with the provisions hereof shall be determined without regard to any adjustment made pursuant to Section 743 of the Code; provided, however, that such allocations, once made, shall, if an election under Section 754 of the Code is in effect, be adjusted as necessary or appropriate to take into account those adjustments permitted by Section 743 of the Code, and any adjustments made pursuant to Section 734 of the Code shall be allocated to the extent permitted under and in accordance with the rule of Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

                 (f) The General Partners shall make special allocations of Net Income or Net Loss or items of income, gain, loss, deduction or credit that are consistent with the principles of Section 704(c) of the Code and shall amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under Subchapter K of the Code or otherwise to cause allocations hereunder to be respected for federal income tax purposes. The General Partners may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts, (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (iii) the determination and allocation of Net Income, Net Loss, taxable income, taxable loss and items thereof under this Agreement and pursuant to the Code, (iv) the determination of the identities and tax classification of Unitholders, (v) the provision of tax information and reports to Partners and Assignees, (vi) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (vii) the allocation of asset values and tax basis, (viii) conventions for the determination of cost recovery, depreciation and amortization deductions and the maintenance of inventories, (ix) the recognition of the Transfer of Units, and (x) compliance with other tax-related requirements, including without limitation the use of computer software and filing and reporting procedures similar to those employed by other publicly-traded partnerships, as they determine are necessary and appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and to achieve uniformity and fungibility of Units (subject to the priority distribution rights of Class A Units. If the General Partners determine, based upon advice of counsel, that no reasonable allowable convention or other method is available to preserve the uniformity of Units (subject to the priority distribution rights of certain classes of Units) or the General Partners so elect, Units may be separately identified as distinct classes to reflect differences in tax consequences.

                 (g) Unless otherwise required by the Treasury Regulations under Section 704(c) of the Code, with respect to property owned by or contributed to the Partnership, the General Partners shall apply the principles of Section 704(c) of the Code in accordance with the "traditional method" under Treasury Regulations Section 1.704-3.

         Section 8.8 Monthly Allocations.

                 (a) Subject to applicable Treasury Regulations, the Partnership will treat Unitholders of record at the opening of business on the first day of a fiscal month as being the only Unitholders with respect to such Units during such month. If any Unit is Transferred during any month, such items attributable, under the conventions of Section 8.5, to each Unit for such month shall be allocated to the holder of such Unit on the first day of such month. Distributions shall be made to the Unitholders as of the applicable Record Date as provided in Sections 8.1 and 8.2.

                 (b) The General Partners may revise, alter or otherwise modify such methods of allocation (i) to the extent that they determine that the application of such methods would result in a substantial mismatching of the allocation of Net Income or Net Loss attributable to a period and the distribution of cash attributable to the same period as between the Transferor and Transferee of the Partnership Interest and/or Unit Transferred that could be minimized by the application of an alternative tax allocation method, or
(ii) to the extent necessary to conform the Partnership's tax allocations to the requirements of any regulations issued by the Treasury Department or rulings of the Internal Revenue Service.

         Section 8.9 Allocations Upon Dissolution.

         If upon dissolution of the Partnership pursuant to Article XVII, and after taking into account all allocations of Net Income and Net Losses (and other tax items) under this Article VIII, distributions, if they were to be made to Unitholders in accordance with their respective Capital Accounts, would result in unequal distributions on their Units, then (i) gross items of income and gain (and other tax items) for the taxable year of final distribution, and, to the extent permitted under Section 761(c) of the Code, gross items of income and gain (and other tax items) for the immediately preceding taxable year, shall be allocated first to the Class A Unitholders until the Capital Account balance allocable to each Class A Unit is equal, (ii) the same procedure shall be followed with respect to Class B Units until the Capital Account balance allocable to each Class B Unit is equal, and (iii) the same procedure shall be followed with respect to Class B Units until the Capital Account balance allocable to each Class B Unit is equal.

                                    ARTICLE IX

                           ACCOUNTING AND TAX MATTERS


         Section 9.1 Books and Records.

         The Partnership shall maintain complete and accurate books and records with respect to the Partnership's business, and such books and records shall at all times be kept at the principal office of the Partnership. The Partnership may maintain its books and records in other than written form, if such form is capable of conversion into written form within a reasonable time. The classification, realization and recognition of income, gains, losses, deductions, credits and other items for financial reporting purposes shall be on the accrual basis in accordance with generally accepted accounting principles.


         Section 9.2 Fiscal Year.

         The fiscal year of the Partnership shall be the same as its taxable year for federal income tax purposes.


         Section 9.3 Taxable Year.

         The taxable year of the Partnership shall be the calendar year. The General Partners may change the taxable year of the Partnership to another year permitted by the Code.


         Section 9.4 Preparation of Tax Returns.

         The Partnership shall prepare and timely file such returns relating to Partnership income, gains, losses, deductions and credits, as may be required for federal, state and local income tax purposes, and within 90 days after the close of the taxable year, the Partnership shall mail to the Limited Partners the tax information reasonably required for their federal, state and local income tax reporting purposes. The classification, realization and recognition of income, gains, losses, deductions, credits and other items for federal income tax purposes shall be on the accrual basis.


         Section 9.5 Tax Elections.


                 (a)      The General Partners may make the election under
Section 754 of the Code in accordance with applicable regulations thereunder. In the event the General Partners make such election, the General Partners reserve the right to seek to revoke such election upon their determination that such revocation is in the best interests of the Unitholders.

                 (b) The General Partners shall determine whether to make any other elections available under the Code or under any state's tax laws on behalf of the Partnership.

         Section 9.6 Withholding.

         The General Partners are authorized to take any action that they determine to be necessary and appropriate to cause the Partnership to comply with any withholding and reporting obligations imposed by law, including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.


         Section 9.7 Tax Controversies.

         PIMCO GP is the Tax Matters Partner (as defined in Section 6231 of the
Code) and is authorized to represent the Partnership in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with PIMCO GP and to do or to refrain from doing any or all things reasonably required by the PIMCO GP to conduct such proceedings.


         Section 9.8 Tax Opinions.

         The requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished a Tax Opinion (i) shall not be applicable if the Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes, and (ii) shall be deemed satisfied by an Opinion of Counsel containing such conditions, limitations and qualifications as are acceptable to the General Partners.



                                    ARTICLE X

                        CONCERNING THE GENERAL PARTNERS


         Section 10.1 Management of Partnership Business.


                 (a) The General Partners (i) shall have the exclusive right and full power and authority to manage and control the business and affairs of the Partnership and to take any action deemed necessary or desirable by them in connection with the business of the Partnership, and (ii) except as otherwise provided in this Agreement, may take any action, including without limitation the amendment of this Agreement, without the approval of the Limited Partners. References in this Agreement to the "General Partners" shall be deemed to be references to the "General Partner" if there is only one General Partner.

                 (b) If there is more than one General Partner, the General Partners shall have equal rights, power and authority in the management and control of the business and affairs of the Partnership, and each of them shall have the rights, power and authority of the General Partners specified in
Section 10.1(a); provided, however, that any difference arising as to any action connected with the business of the Partnership, other than those actions specified in Section 10.1(c), shall be decided by General Partners holding a majority of the outstanding GP Units.

                 (c) If there is more than one General Partner, the following actions shall require the consent of all of the General Partners:

                          (i)     the constitution of any Delegate and the
delegation to such Delegate of any of the rights and powers of the General Partners to manage and control the business and affairs of the Partnership, and any revision or revocation of any such constitution or delegation;

                          (ii)    any merger or consolidation of the
Partnership with or into any other Business Entity in which the Partnership is not the surviving entity;

                          (iii)   any sale or transfer of all or substantially
all of the Partnership Assets;

                          (iv)    any incurrence of Indebtedness by the
Partnership or any of its Subsidiaries except in the ordinary course of business;

                          (v)     initiation, consent to or acquiescence in any
Insolvency Event with respect to the Partnership;

                          (vi)    any other action which would make it
impossible for the General Partners to carry on the ordinary business of the Partnership;

                          (vii)   any determination or election pursuant to
Section 17.1;

                          (viii)  any determination, after the occurrence of an
Event of Withdrawal with respect to a General Partner, to carry on the business of the Partnership;

                          (ix)    any action which would cause an Assignment
Event, a Tax Realization Event or a Termination Event, or which would, prior to the Restructuring, cause an Adverse Partnership Tax Event; or

                          (x)     any amendment of this Article X or Article
XV or XVI.

         Section 10.2 Delegation.


                 (a) The General Partners have the power and authority by Written Action to constitute one or more boards or committees, and to delegate any or all of the General Partners' rights and powers to manage and control the business and affairs of the Partnership to one or more of such boards or committees (each, a "Delegate"). Such delegation by the General Partners shall not cause any General Partner to cease to be a general partner of the Partnership.

                 (b) The General Partners may not delegate their rights and powers with respect to any of the following actions:

                          (i)     any determination or action pursuant to
Article XVI;

                          (ii)    admission of any successor or additional
General Partner;

                          (iii)   any amendment of this Agreement;

                          (iv)    any action which would require the approval
of Partners other than the General Partners; or

                          (v)     any action described in Section 10.1(c).

                 (c) Except as otherwise provided in a Written Action constituting a Delegate and delegating rights and powers to such Delegate, such Delegate has the power and authority to constitute and appoint one or more committees or subcommittees of such Delegate and to provide for, prescribe the duties of, and appoint one or more individuals as officers of the Partnership, and to delegate to one or more of such committees or subcommittees or one or more of such officers any or all of the rights and powers delegated to it by the General Partners.

         Section 10.3 Reimbursement of the General Partners.


                 (a) Each General Partner shall be reimbursed on a monthly or such other basis as the General Partners shall determine (i) for all direct expenses paid by it on behalf of the Partnership (including amounts paid by it to any Person to perform services for the Partnership), (ii) for all expenses (other than taxes) incurred by it in connection with the business and affairs of the Partnership, and (iii) in the case of a Public General Partner, for all expenses (other than taxes) incurred by it.

                 (b) The General Partners shall not receive any compensation from the Partnership for services provided to the Partnership as General Partners.

         Section 10.4 Outside Activities.

         Except as provided in a Written Action, no General Partner shall carry on any business except in connection with or incidental to (i) the performance of its duties as a General Partner under this Agreement, (ii) the direct or indirect acquisition, ownership or disposition of Units and other Partnership Interests, and (iii) its governance and existence.

         Section 10.5 Certain Transactions.


                 (a) A General Partner or its Affiliate may make a loan to the Partnership on terms that are fair to the Partnership. The Partnership shall reimburse such General Partner or Affiliate for any costs incurred by it in connection with the borrowing of funds obtained by such General Partner or Affiliate and loaned to the Partnership.

                 (b) A General Partner or its Affiliate may render services to the Partnership on terms that are fair to the Partnership.

                 (c) A General Partner or its Affiliate may sell, transfer or convey assets or property to, or purchase Partnership Assets from, the Partnership, or use or lease Partnership Assets, on terms that are fair to the Partnership.

                 (d) Before entering into any transaction described in this Section 10.5, the General Partners or their Delegates shall determine that the proposed terms of such transaction are fair to the Partnership. In the absence of bad faith on the part of the General Partners or their Delegates in making a determination, such determination shall be conclusive and binding on the Partners and Partnership.

         Section 10.6 Conflicts of Interest.

         Any conflict of interest between a General Partner or any of its Affiliates, on the one hand, and the Partnership or any other Partner, on the other hand, other than a transaction described in Section 10.5, shall be resolved by the General Partners. In the absence of bad faith on the part of the General Partners in resolving a conflict of interest, such resolution shall be conclusive and binding on the Partnership and the Partners.


         Section 10.7 Notice of Event of Withdrawal.

         A General Partner which suffers an event that is, or with the passage of a period specified in the definition of "Insolvency Event" or "Termination Event" in Article I would become, an Event of Withdrawal, shall immediately notify each other General Partner, or if there is no other General Partner, each Limited Partner, of the occurrence of the event.

         Section 10.8 Operating Board.

                 (a) As soon as practicable on or after November 15, 1994, the General Partners shall establish an Operating Board of the Partnership which, prior to the date which is four (4) months after the earlier of January 1, 1998, or the first Restructuring, shall consist of twelve (12) members as follows: (i) the Chief Executive Officer from time to time of PIMCO, who shall serve as the Chairperson of the Operating Board, (ii) six (6) managing directors of PIMCO designated by PIMCO from time to time, (iii) three (3) managing directors of CCI designated by CCI from time to time, (iv) one (1) managing director of any Investment Management Company other than PIMCO or CCI designated by a majority in Total Contributed Income of all such Investment Management Companies, and
(v) the Chief Executive Officer from time to time of the Partnership. Members of the Operating Board designated by the Investment Management Companies are referred to as "Designated Members." Notwithstanding the provisions of Article XIV, this subsection (a) may not be amended prior to the date which is four (4) months after the earlier of January 1, 1998 or the first Restructuring.

                 (b) This Section 10.8 and the defined terms referred to only in this Section 10.8 shall be deleted in their entirety on the date which is four (4) months after the earlier of January 1, 1998, or the first Restructuring, and this Agreement shall be restated to reflect such deletion.

         Section 10.9 Equity Board.


                 (a) As soon as practicable on or after November 15, 1994, the General Partners shall establish an Equity Board of the Partnership which, prior to the reconstitution of the Equity Board pursuant to subsection (b) below (which shall not occur prior to the earlier of January 1, 1998, or the first Restructuring), shall consist of the Chairperson from time to time of the Operating Board, the Chief Executive Officer from time to time of the Partnership, and ten (10) persons appointed as follows: (i) two (2) persons appointed by PIMCO Partners, (ii) three (3) persons appointed by PFAMCO, (iii) two (2) persons appointed by a majority in interest of the Series B Preferred shareholders of TAG Inc., and (iv) three (3) Disinterested Directors appointed by the members of the Equity Board who are not Disinterested Directors. Prior to the reconstitution of the Equity Board: (i) the initial terms of office of the members of the Equity Board appointed pursuant to this subsection (a) other than the Disinterested Directors, the Chairperson of the Operating Board and the Chief Executive Officer of the Partnership, shall end on the last day of the calendar year next following the date of their appointment; (ii) the initial terms of office of the Disinterested Directors shall end on December 31, 1994, 1995 and 1996 respectively; (iii) the succeeding terms of office of appointed members shall be one (1) year; (iv) not later than one (1) month prior to the expiration of the terms of office of the appointed members of the Equity Board, they shall be reappointed or their successors shall be appointed in accordance with the preceding sentence, to take office as members of the Equity Board upon the expiration of such terms; (v) an appointed member of the Equity Board may be removed at any time by the party or parties which appointed him or her; and (vi) upon the resignation, removal or death of an appointed member of the Equity Board, his or her successor shall be appointed by the party or parties which appointed him or her. Notwithstanding the provisions of
Article XIV , this subsection (a) may not be amended prior to the earlier of January 1, 1998, or the first Restructuring.

                 (b) This Section 10.9 and the defined terms referred to only in this Section 10.9 shall be deleted in their entirety on the earlier of January 1, 1998, or the first Restructuring, and this Agreement shall be restated to reflect such deletion.

                                   ARTICLE XI

                        CONCERNING THE LIMITED PARTNERS


         Section 11.1 Participation in Control of Partnership Business.

         A Limited Partner shall not participate in the control of the business of the Partnership within the meaning of the Delaware Act.


         Section 11.2 Reports.


                 (a) Not later than 90 days after the close of each fiscal year, the Partnership shall mail to each Partner an annual report containing financial statements of the Partnership for the fiscal year, including a balance sheet and statements of operations, partners' equity and changes in financial position, prepared in accordance with generally accepted accounting principles and accompanied by the opinion of the Partnership Accountants, and such other information as the General Partners may deem appropriate.

                 (b) Not later than 45 days after the close of each fiscal quarter, except the last fiscal quarter of each fiscal year, the Partnership shall mail to each Partner a quarterly report for the fiscal quarter containing financial statements of the Partnership for the fiscal quarter prepared in accordance with generally accepted accounting principles, and such other information as the General Partners may deem appropriate.

                 (c) The Partnership may, in lieu of delivering an annual or quarterly report, deliver to each Limited Partner a copy of the Form 10-K or 10-Q, as the case may be, filed by the Partnership pursuant to the Securities Exchange Act.

         Section 11.3 Access and Confidentiality.


                 (a) Each Partner has the right, subject to such reasonable standards, including standards governing what information and documents are to be furnished, at what time and location and at whose expense, as may be established by the Partnership, to obtain from the Partnership from time to time upon reasonable demand for any purpose reasonably related to the Partner's interest as a Partner:

                          (i)     True and full information regarding the
status of the business and financial condition of the Partnership;

                          (ii)    Promptly after becoming available, a copy of
the Partnership's federal, state and local income tax returns for each year;

                          (iii)   A current list of the name and last known
business, residence or mailing address of each Partner;

                          (iv)    A copy of this Agreement, the Certificate of
Limited Partnership and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement, any Certificate of Limited Partnership and all amendments thereto have been executed;

                          (v)     True and full information regarding the
amount of cash and a description and statement of the Net Value of any Contribution made by each Partner and which each Partner has agreed to make in the future, and the date on which each Partner became a Partner; and

                          (vi)    Other information regarding the affairs of
the Partnership as is just and reasonable.

                 (b) The General Partners shall have the right to keep confidential from the Limited Partners for such period of time as the General Partners deem reasonable, any information which the General Partners reasonably believe to be in the nature of trade secrets or other information the disclosure of which the General Partners in good faith believe is not in the best interest of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreement with a third party to keep confidential.

                 (c) Any demand under this Section 11.3 shall be in writing and shall state the purpose of such demand.


                                    ARTICLE XII

                             ADMISSION OF PARTNERS


         Section 12.1 Admission of General Partners.


                 (a) If a General Partner proposes to Transfer any or all of its GP Units to an Affiliate of such General Partner pursuant to Section 6.2(a), such Affiliate shall be admitted as a General Partner without the approval of any other Partner.

                 (b) Except as provided in Sections 12.1(a), 13.1(b), 13.1(c), 17.1 or 17.2, a Person shall be admitted as a General Partner only if such admission is proposed by the General Partners and Approved by the Unitholders.

                 (c) A Person shall not be admitted as a General Partner unless the Partnership receives (i) a Limited Liability Opinion, a Tax Opinion and an Assignment Opinion, (ii) a copy of this Agreement amended to reflect the admission of such Person as a General Partner, (iii) the written agreement of such Person to carry on the business of the Partnership, and (iv) such other documents or instruments as may be required under this Agreement and applicable law in order to effect the admission of such Person as a General Partner.

         Section 12.2 Admission of Limited Partners.


                 (a) A Person other than an Underwriter which is not a Partner and which acquires one or more Certificates by Transfer from a Unitholder other than an Underwriter shall apply to be admitted as a Limited Partner by executing and delivering an Admission Application to the Partnership at the time of such Transfer. Such Person shall be an Assignee and be bound by this Agreement as an Assignee from the close of business on the Business Day on or next following the date on which such Person delivers a properly completed and executed Admission Application to the Partnership, to the close of business on the Business Day on which such Person is admitted as a Limited Partner pursuant to Section 12.2.(e).

                 (b) An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to the profits and losses of the Partnership and the right to receive distributions of Partnership Assets. With respect to voting rights attributable to LP Units that are held by an Assignee, the General Partners shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of such Assignee. If no such written direction is received, such Units will not be voted. An Assignee shall otherwise have none of the rights of a Limited Partner.

                 (c) A Person other than an Underwriter which proposes to make a Contribution in accordance with this Agreement (a "Contributor") shall apply to be admitted as a Limited Partner by executing and delivering an Admission Application to the Partnership.

                 (d) A Person which executes and delivers an Admission Application to the Partnership pursuant to this Section 12.2 shall be admitted as a Limited Partner only with the consent of the General Partners, which consent may be granted or withheld in the sole and complete discretion of the General Partners. Such consent shall be deemed to have been given, in the case of an Assignee, at the close of business on the seventh Business Day of the fiscal month immediately succeeding the fiscal month in which an Admission Application properly completed and executed by such Person is received by the Partnership, and in the case of a Contributor, at the close of business on the Business Day immediately preceding the day on which the Contribution is to be made, unless the General Partners have withheld their consent prior to such time.

                 (e) A Person which delivers to the Partnership a properly completed and executed Admission Application pursuant to this Section 12.2 shall be admitted as a Limited Partner and shall become bound by this Agreement as a Limited Partner at the close of business on the Business Day upon which the General Partners consent to such admission.

         Section 12.3 Admission of Underwriters and Their Transferees.

         If the Partnership or any Partner sells any Units pursuant to an underwritten public offering, then each underwriter ("Underwriter") shall execute and deliver an Admission Application to the General Partners. An Underwriter shall be admitted as a Limited Partner without the consent of the General Partners and shall become bound by this Agreement as a Limited Partner upon receipt of such Admission Application and payment of the consideration for the Units being sold in such offering, and such payment shall constitute a request by such Underwriter that the records of the Partnership reflect such admission. Each initial Transferee of an Underwriter shall be admitted as a Limited Partner without the consent of the General Partners and shall become bound by this Agreement upon payment for the Units so Transferred, and such payment shall constitute a request by such initial Transferee that the records of the Partnership reflect its admission and the appointment and authorization of the General Partners as its representatives for the purpose of executing amendments or restatements of this Agreement and any certificates required to be filed under the Delaware Law.



                                  ARTICLE XIII

                       WITHDRAWAL OR REMOVAL OF PARTNERS
                                       .

         Section 13.1 Withdrawal or Removal of General Partners.


                 (a) A General Partner may withdraw from the Partnership as a General Partner without the approval of any other Partner if it Transfers all of its GP Units to an Affiliate of such General Partner as provided in
Section 6.2(a), and such Affiliate is admitted as a General Partner as provided in Section 12.1.

                 (b) Except as provided in Section 13.1(a), a General Partner shall not voluntarily withdraw from the Partnership as a General Partner unless (i) the Partnership receives a Limited Liability Opinion, a Tax Opinion and an Assignment Opinion and (ii) such withdrawal is approved by Unitholders holding a majority of the outstanding Units, other than the Units held by such General Partner and its Affiliates, voting as a single class. If there is only one General Partner, the General Partner shall call and hold a meeting of the Unitholders to consider the withdrawal of the General Partner. Such meeting shall be held no sooner than 180 days after the date of such notice, and any Unitholder may, by notice to the Partnership at least 120 days prior to the date of the meeting, propose a successor General Partner. Any proposed successor General Partner shall be a candidate for successor General Partner at such meeting only if it is qualified to be a General Partner and has agreed in writing to carry on the business of the Partnership. If the withdrawal is approved, but no successor General Partner is Approved by the Unitholders on the first ballot of such meeting, a second ballot shall be held as soon as practicable thereafter in order to consider the approval of the candidate that received the most votes in the first ballot, and if such candidate is not Approved by the Unitholders on the second ballot, the General Partner shall be entitled to withdraw, and upon such withdrawal the Partnership shall be dissolved and liquidated pursuant to Article XVII. If a candidate is Approved by the Unitholders as successor General Partner, it shall be admitted to the Partnership as the General Partner as provided in Section
12.1 immediately prior to the withdrawal of the Departing General Partner.

                 (c) A General Partner may be removed as a General Partner by vote of Unitholders holding 80% or more of the outstanding Units, voting as a single class. A General Partner may not be removed unless (i) the Partnership receives a Limited Liability Opinion, a Tax Opinion and an Assignment Opinion with respect to such removal, and (ii) if such General Partner is the sole General Partner, a Person qualified to be General Partner, which has agreed in writing to carry on the business of the Partnership, is Approved by the Unitholders as successor General Partner. Such Person shall be admitted to the Partnership as a General Partner as provided in Section 12.1 immediately prior to the removal of the Departing General Partner.

         Section 13.2 Interest of Departing General Partner.


                 (a) A Departing General Partner shall become a Limited Partner, and its GP Units, if any, shall be converted into LP Units pursuant to
Section 4.1(b). At the time of such conversion, the Departing General Partner shall pay to the Partnership an amount equal to any negative balance in its Capital Account.

                 (b) If the Partnership is indebted to the Departing General Partner at the effective date of its withdrawal or removal for funds advanced, properties sold or services rendered to the Partnership by the Departing General Partner, the Partnership shall, within 60 days after such date, pay to the Departing General Partner the full amount of such indebtedness; provided, however, that if the Departing General Partner has withdrawn as a General Partner in violation of this Agreement, the Partnership may offset against the amount of such indebtedness any damages resulting from such breach.

                 (c) If the Departing General Partner has withdrawn or been removed as a General Partner in accordance with Section 13.1 without dissolution of the Partnership, the successor to the Departing General Partner, or if there is no successor, the remaining General Partners, shall (i) assume all outstanding obligations incurred by the Departing General Partner as a General Partner of the Partnership, and (ii) take all such action as shall be necessary to terminate any guarantees of the Departing General Partner and any of its Affiliates of any obligations of the Partnership. If for whatever reason the creditors of the Partnership will not consent to such termination of guarantees, the successor to the Departing General Partner, or if there is no successor, the remaining General Partners, shall indemnify the Departing General

Partner for any costs and expenses incurred by the Departing General Partner on account of such guarantees pursuant to an agreement reasonably satisfactory in form and substance to the Departing General Partner.


         Section 13.3 Business to Be Carried On After Event of Withdrawal.

         Upon the occurrence of an Event of Withdrawal, the business of the Partnership shall be carried on by any remaining or newly-admitted General Partners.

         Section 13.4 No Withdrawal of Limited Partners.

         A Limited Partner may not withdraw from the Partnership as a Limited Partner; provided, however, that upon a Transfer of Units by a Limited Partner in accordance with Section 6.3 and the admission of the Transferee as a Limited Partner, the Transferor Limited Partner shall cease to be a Limited Partner with respect to the Units so Transferred.



                                   ARTICLE XIV

                        PARTNERSHIP MEETINGS; AMENDMENTS


         Section 14.1 Partnership Meetings.

         Meetings of Unitholders may be called by the General Partners or the Liquidator or by Unitholders holding at least 10% of the outstanding Units. Any Unitholder calling a meeting shall specify the number of Units as to which the Unitholder is exercising the right to call a meeting, and only those Units shall be counted for the purpose of determining whether the 10% standard of the preceding sentence has been met. Unitholders shall call a meeting by delivering to the Partnership one or more notices in writing stating that the signing Unitholders wish to call a meeting and indicating the specific purposes for which the meeting is to be called. Action at the meeting shall be limited to those matters specified in the notice of the meeting, and no Unitholder may propose, at such meeting, any other matter to be considered by the Unitholders. Within 60 days after receipt of such a notice from Unitholders or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Partnership shall send a notice of the meeting to the Unitholders. A meeting shall be held at a reasonable time and convenient place determined by the General Partners or the Liquidator, as the case may be, on a date not more than 60 days after the mailing of notice of the meeting. No action shall be taken at any meeting unless the Partnership has received a Limited Liability Opinion, a Tax Opinion and an Assignment Opinion with respect to such action.

         Section 14.2 Record Date.

         The General Partners or the Liquidator, if any, shall set a Record Date for the determination of the Unitholders entitled to notice of and to vote at a meeting or adjourned meeting of Unitholders, which shall not be less than 10 days nor more than 60 days before the date of the meeting (unless such requirement conflicts with any law, rule, regulation, guideline or requirement, including any requirement of any National Securities Exchange on which the Units are listed or admitted for trading or any other regulatory agency, in which case such law, rule, regulation, guideline or requirement shall govern).


         Section 14.3 Notice of Meeting.

         Notice of a meeting called pursuant to Section 14.1 shall be given in writing either personally or by mail or other means of written communication addressed to each Unitholder of record as of the close of business on the Record Date for the meeting at the address of such Unitholder appearing on the books of the Transfer Agent. An affidavit or certificate of mailing of any notice in accordance with the provisions of this Section 14.3 executed by an officer of the Partnership, the Transfer Agent or a mailing organization shall be prima facie evidence of the giving of notice. If any notice addressed to a Unitholder at its address is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice and any subsequent notices shall be deemed to have been duly given without further mailing if they are available for the Unitholder at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice to all other Unitholders.


         Section 14.4 Adjournment.

         When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 60 days. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 60 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 14.3.


         Section 14.5 Waiver of Notice; Consent to Meeting; Approval of Minutes.

         The transactions of any meeting of Unitholders, however called and noticed, and wherever held, are as valid as though effected at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the Unitholders entitled to vote who is not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Unitholder at a meeting shall constitute a waiver of notice of the meeting, except when the Unitholder objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided, that attendance at a meeting shall not be deemed to constitute a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

         Section 14.6 Quorum and Required Vote.


                 (a) The presence in person or by proxy of a majority of the Units entitled to vote shall constitute a quorum at a meeting of Unitholders; provided, that if a separate vote by certain Unitholders or by a class or series of Units is required by this Agreement, the presence in person or by proxy of a majority of Units held by such Unitholders or a majority of the outstanding Units of such class or series, present in person or by proxy and entitled to vote, shall constitute a quorum with respect to that vote.

                 (b) At any meeting of the Unitholders duly called and held in accordance with this Agreement at which a quorum is present, the affirmative vote of the majority of Units present in person or by proxy and entitled to vote, or such different or higher percentage as may be required by this Agreement, shall be the act of the Unitholders; provided, that if a separate vote of certain Unitholders or by a class or series of Units is required by this Agreement, the affirmative vote of the majority of Units held by such Unitholders or a majority of the outstanding Units or such class or series, present in person or by proxy and entitled to vote, or such different or higher percentage as may be required by this Agreement, shall be the act of such Unitholders or such class or series

                 (c) The Unitholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Unitholders to leave less than a quorum, if any action taken (other than adjournment) is approved by Unitholders holding the requisite percentage of Units specified in this Agreement. In the absence of a quorum, any meeting of Unitholders may be adjourned from time to time by the General Partners or upon the affirmative vote of Unitholders holding a majority of the Units represented either in person or by proxy and entitled to vote, but no other business may be transacted.

         Section 14.7 Conduct of Meeting.

         The General Partners or the Liquidator, if any, shall have the exclusive right and full power and authority to conduct any meeting of Unitholders, and shall determine the Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XIV, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partners or the Liquidator, as the case may be, shall designate an individual to serve as chairman of the meeting, and shall further designate an individual to serve as secretary and to take the minutes of the meeting, in either case including, without limitation, a Partner, an employee or agent of a General Partner, or an officer of the Partnership. All minutes shall be kept with the records of the Partnership maintained by the General Partners. The General Partners or the Liquidator, as the case may be, may make such other regulations consistent with applicable law and this Agreement as they may deem advisable concerning the conduct of any meeting of the Unitholders, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of election, and the submission and examination of proxies and other evidence of the right to vote.


         Section 14.8 Action Without a Meeting.


                 (a) Any action that may be taken at a meeting of the Unitholders may be taken without a meeting if written approvals setting forth the action so taken are given by Unitholders holding not less than the minimum number of Units that would be necessary to take such action at a meeting at which all the Unitholders were present and voted. Prompt notice of the taking of an action without a meeting shall be given to the Unitholders who have not approved such action.

                 (b) If the General Partners or the Liquidator, if any, submit an action or actions to the Partners for written approval, the General Partners or the Liquidator, as the case may be, shall set a Record Date for the determination of the Unitholders entitled to give or withhold written approval of such action or actions, which shall not precede the date on which the Record Date is determined and shall not be more than ten days after such date (unless such requirement conflicts with any law, rule, regulation, guideline or requirement, including any requirement of any National Securities Exchange on which the Units are listed or admitted for trading or any other regulatory agency, in which case such law, rule, regulation, guideline or requirement shall govern).

                 (c) If any Person other than a General Partner or the Liquidator, if any, submits an action or actions to the Partners for written approval, the Record Date for the determination of the Unitholders entitled to give or withhold written approval of such action or actions shall be the date on which the first duly executed written approval setting forth the action or actions taken or proposed to be taken is delivered to the Partnership at its principal office by hand or by registered or certified mail, return receipt requested (unless such requirement conflicts with any law, rule, regulation, guideline or requirement, including any requirement of any National Securities Exchange on which the Units are listed or admitted for trading or any other regulatory agency, in which case such law, rule, regulation, guideline or requirement shall govern).

                 (d) No written approval shall be effective unless (i) such written approval sets forth the action or actions taken or proposed to be taken, and is delivered to the Partnership within 90 days after the Record Date for the determination of the Unitholders entitled to give or withhold written approval of such action or actions and (ii) the Partnership receives a Limited Liability Opinion and a Tax Opinion with respect to such action or actions.

         Section 14.9 Voting and Approval Rights.


                 (a) Unless otherwise specified in this Agreement, Unitholders shall have one vote for each Unit held by them.

                 (b) Only Unitholders who are Unitholders on the Record Date determined pursuant to Section 14.2 shall be entitled to notice of, or to vote at, a meeting of Unitholders. Only Unitholders who are Unitholders on the Record Date determined pursuant to Section 14.8 shall be entitled to notice of, or to give or withhold written approval of, any action for which written approvals are solicited.

                 (c) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising any voting or approval rights in respect of such Units on any matter, vote such Units or give or withhold written approval with respect to such Units at the direction of the Person on whose behalf such other Person is holding such Units, and the Partnership shall be entitled to assume it is so acting without further inquiry.

                 (d) Each Unitholder entitled to vote at a meeting of Unitholders or to give or withhold written approval of any action may authorize another Person to act for such Unitholder by proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the Unit itself or an interest in the Partnership generally.

         Section 14.10  Amendments to Be Adopted Solely by the General Partners.

                 The General Partners, without the approval of any Limited Partner, may amend any provision of this Agreement to reflect:


                          (i)     a change in the name of the Partnership or
the location of the principal place of business of the Partnership;

                          (ii)    the admission, substitution, withdrawal or
removal of Partners in accordance with this Agreement;

                          (iii)   a change that the General Partners determine
is appropriate in order to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership will not be treated as a corporation or as an association taxable as a corporation for federal income tax purposes;

                          (iv)    a change that the General Partners determine:
(A) does not adversely affect the holders of any class or series of Units in any material respect, (B) is appropriate in order to satisfy any requirement, condition or guideline contained in any federal or state statute or any rule, regulation, requirement, condition or guideline of any federal or state agency,
(C) is appropriate in order to facilitate the listing or trading of the Units on or otherwise to comply with any rule, regulation, requirement, condition or guideline of any National Securities Exchange, or (D) is necessary in order to effect the purposes of this Agreement, or to cure or otherwise correct any ambiguity, error or omission in any provision of this Agreement;

                          (v)      the designations, preferences and relative
participating, optional or other special rights, powers and duties of any newly created class or series of Units;

                          (vi)    a change that the General Partners determine
is appropriate in connection with the creation or issuance of any class or series of Units, other Equity Securities, or other Partnership securities; or

                          (vii)   a change that the General Partners determine
is appropriate in connection with any action taken pursuant to Article XVI.

         Section 14.11 Amendment Procedures.


                 (a) All amendments to this Agreement, except those described in Section 14.10, shall be adopted as follows:

                          (i)     Any such amendment shall be proposed by the
General Partners.

                          (ii)    Any such amendment proposed by the General
Partners shall be effective upon its approval by Unitholders holding a majority of the outstanding Units, voting as a single class; provided, however, that if
(A) the proposed amendment would materially and adversely affect the rights or preferences of holders of any class or series of Units or other Partnership Interests, it must also be approved by Unaffiliated Holders holding a majority of the outstanding Units of such class or series, or a majority in interest of such Partnership Interests, as the case may be; or (B) the proposed amendment would change the percentage of Units or other Partnership Interests required to take any action, it must also be approved by Partners holding at least the percentage of Units or other Partnership Interests which would be changed by the proposed amendment.

                 (b) The General Partners shall notify all Unitholders upon final approval or disapproval of any amendment proposed by the General Partners.

                                    ARTICLE XV

                      INDEMNIFICATION AND RELATED MATTERS


         Section 15.1 Indemnification.


                 (a) The Partnership shall indemnify each Indemnitee and hold it harmless from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts, whether joint or several (collectively "Expenses"), arising from, based upon or incurred in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee (collectively "Proceedings"), if the Indemnitee acted or failed to act in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in the preceding sentence; provided, however, that neither Thomson nor any of its Affiliates shall be entitled to indemnification hereunder to the extent that such Person shall be entitled to indemnity under
Section 11.2(a) of the Purchase and Option Agreement dated as of July 24, 1990 by and among Thomson, Thomson McKinnon Inc., a Delaware corporation, Thomson McKinnon Holdings Inc., a Delaware corporation, Thomson McKinnon Securities Inc., a Delaware corporation, Thomson McKinnon Asset Management Inc., a Delaware corporation, Thomson McKinnon Fund Distributors Inc., a Delaware corporation, and the Partnership.

                 (b) Excise taxes assessed on an Indemnitee with respect to an employee benefit plan are Expenses, and any action or failure to act by such Indemnitee in a manner it reasonably believed to be in, or not opposed to, the best interests of such plan shall be conclusively deemed to be in, or not opposed to, the best interests of the Partnership.

         Section 15.2 Indemnification Agreements.

                 The Partnership may enter into an indemnification agreement with any Indemnitee, which agreement may include, without limitation, some or all of the following provisions:


                          (i)     that such Indemnitee shall be indemnified as
provided in Section 15.1;

                          (ii)    that if such Person is successful, on the
merits or otherwise, in any Proceeding, it shall be indemnified against all Expenses actually and reasonably incurred by it or on its behalf in connection with any Proceeding; that if such Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Partnership shall indemnify such Person against all Expenses actually and reasonably incurred by it or on its behalf in connection with each successfully resolved claim, issue or matter; and that, for these purposes, and without limitation, the termination of any claim, issue or matter in such Proceeding by dismissal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter;

                          (iii)   that the Partnership shall from time to time
advance all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection with any Proceeding, and that each such advance shall be made within 20 days after the receipt by the Partnership of a statement listing Expenses incurred by such Person since the date of the last statement;

                          (iv)    that such Indemnitee shall be presumed to be
entitled to indemnification under such agreement if such Person has properly submitted a request for indemnification and that the Partnership shall have the burden of proof to overcome that presumption; and

                          (v)     that if the Person empowered or selected to
determine whether such Indemnitee is entitled to indemnification shall not have made such determination within a stated period, such Indemnitee shall be entitled to such indemnification, with such exceptions as may be provided in such agreement.

         Section 15.3 Indemnification Procedures.

         Except as otherwise provided in any agreement for indemnification entered into pursuant to Section 15.2:


                          (i)     If an Indemnitee receives notice of any
Proceeding with respect to which the Indemnitee may be entitled to indemnification under Section 15.1 or such agreement, the Indemnitee shall promptly give notice to the Partnership of such Proceeding. To the extent that delay in giving such notice, or failure to give such notice, materially prejudices the Partnership, the Indemnitee shall not be entitled to indemnification.

                          (ii)    The Partnership shall from time to time
advance all Expenses actually and reasonably incurred by or on behalf of an Indemnitee in connection with any Proceeding, upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such advances if it shall be determined that the Indemnitee is not entitled to be indemnified under Section 15.1 or such agreement.

                          (iii)   The Partnership may assume the defense of any
Proceeding, with counsel reasonably acceptable to the Indemnitee, by giving notice to the Indemnitee (a "Defense Notice") of the Partnership's election to do so. In the event that the Partnership so elects to assume the defense of a Proceeding, the Partnership will not be liable to the Indemnitee for any attorney's fees or expenses incurred by the Indemnitee with respect to the defense of such Proceeding after the date of the Indemnitee's receipt of the Defense Notice, provided that:

                                  (A)      The Indemnitee shall continue to
have the right to employ counsel in any such Proceeding at the Indemnitee's own expense; and

                                  (B)      If (1) the employment of counsel by
the Indemnitee has previously been authorized in writing by the Partnership, or
(2) the Partnership shall have reasonably concluded, and shall have given notice to the Indemnitee, that there may be a conflict of interest between the Partnership and the Indemnitee in the conduct of such defense, or (3) the Partnership shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of the Indemnitee's counsel shall be paid by the Partnership in accordance with Section 15.1 or such agreement.

                          (iv)    The Partnership may, without the consent of
the Indemnitee, settle any claim in any Proceeding for which it is obligated to provide indemnification under Section 15.1 or such agreement, and, as a condition to the Indemnitee's receipt of such indemnification, the Indemnitee shall take all such actions required to cooperate in effecting such settlement; provided, however, that the Partnership shall not settle any claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent (which may not be unreasonably withheld or delayed).

         Section 15.4 Insurance.

         The Partnership may purchase and maintain insurance for the benefit of one or more Indemnitees against any Expenses incurred by them, regardless of whether the Partnership would have the power to indemnify such Indemnitees against such Expenses under this Agreement.


         Section 15.5 Source of Payment.

         Any indemnification under this Article XV shall be paid solely out of any insurance purchased pursuant to Section 15.4, or Partnership Assets; and the General Partners, Limited Partners and Assignees, and their Affiliates, shall have no liability for any such indemnification.


         Section 15.6 Scope of Indemnification.

         The indemnification provided by Section 15.1 (i) shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Unitholders, as a matter of law or otherwise, (ii) shall continue as to an Indemnitee which has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification, (iii) shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee, and (iv) shall not be deemed to create any right to indemnification for the benefit of any other Persons.

         Section 15.7 Effect of Amendments.

         No amendment of this Agreement shall limit or otherwise adversely affect the right of any Indemnitee to indemnification for any act, or failure to act, which occurred prior to the adoption and effectiveness of the amendment


         Section 15.8 Limitations on Liability of Indemnitees.

                 (a) The General Partners shall not be liable to the Partnership or any Partner or Assignee for any action or failure to act on the part of any Delegate or any committee, subcommittee or officer appointed by such Delegate, so long as the General Partners appointed such Delegate in good faith and with reasonable care. Neither a Delegate nor its members, if any, shall be liable to the Partnership or any Partner or Assignee for any action or failure to act on the part of any committee, subcommittee or officer appointed by such Delegate in good faith and with reasonable care.

                 (b) An Indemnitee shall not be liable to the Partnership or any Partner or Assignee for breach of fiduciary duty (including breach of any duty of care or any duty of loyalty) to the Partnership or any Partner or Assignee unless it is proved by clear and convincing evidence that the Indemnitee's action or failure to act was undertaken with deliberate intent to cause injury to the Partnership or was undertaken with reckless disregard for the best interests of the Partnership.

                 (c) An Indemnitee may rely upon and shall be protected and shall incur no liability in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. An Indemnitee shall not be liable to the Partnership, any Partner or Assignee or any other Indemnitee for, and shall be protected in, acting or refraining from acting, in good faith reliance on the provisions of this Agreement, and the good faith exercise of any of the powers or rights granted to an Indemnitee by this Agreement or pursuant to the delegation of power and authority permitted by this Agreement, shall not constitute a breach of fiduciary duty to the Partnership, any Partner or Assignee or any other Indemnitee.

                 (d) An Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any opinion of any such Person as to matters that such Indemnitee reasonably believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect to any action taken or suffered or omitted in good faith and in accordance with such opinion.

                 (e) In making a determination pursuant to this Agreement, the General Partners or their Delegates shall take into account such factors as they consider to be appropriate in the circumstances and shall have no duty or obligation to take any other factors into account. If any such determination is to be made in "good faith," or under another express standard, the General Partners or their Delegates shall act under such express standard and shall not be subject to any other or different standards.

                 (f) If any transaction contemplated by this Agreement is required to be "fair" to the Partnership, the fairness of such transaction shall be determined in context with all similar or related transactions and with all other transactions and relationships among the Persons involved and their respective Affiliates.


                                   ARTICLE XVI

                                  RESTRUCTURING


         Section 16.1 Power of General Partners to Effect a Restructuring.


                 (a) If at any time the General Partners determine that as a result of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary or final regulation by the United States Department of the Treasury or any ruling by the Internal Revenue Service, (iii) a judicial decision, or (iv) otherwise (including, without limitation, the expiration of the period provided under Section 10211(c) of the Revenue Act of 1987, Pub. L. 100-203, as amended by Section 2004(f)(2) of the Technical and Miscellaneous Revenue Act of 1988, Pub. L. 100-647, during which certain partnerships may be exempt from the treatment applicable to "publicly traded partnerships" under Section 7704 of the Code, but not including the General Partners' voluntary adoption of tax accounting methods or the use of special allocations which are not required for federal income tax purposes), there is a substantial risk of an Adverse Partnership Tax Event or a Tax Realization Event, then the General Partners may take any and all actions that the General Partners deem appropriate to accomplish one or more Restructurings. Such actions authorized pursuant to this Section 16.1(a) include, but are not limited to:

                          (i)     The creation of one or more Business Entities
controlled by the General Partners, Affiliates of the General Partners or Affiliates of the Partnership.

                          (ii)    The transfer of all or any part of the
business of the Partnership or the Partnership Assets to one or more existing or newly-created Business Entities in exchange for interests in such Business Entities, which interests may be subject to substantial restrictions on transfer.

                          (iii)   The initiation of exchange or redemption
transactions which will permit and may automatically effect, without the consent of any Limited Partner, the exchange of some or all outstanding LP Units for interests in one or more existing or newly-created Business

Entities which hold, directly or indirectly, interests in all or any part of the business of the Partnership or the Partnership Assets.

                          (iv)    The imposition of substantial restrictions on
the transferability of some or all of the LP Units (or interests in one or more Successor Entities) for both limited and extended periods of time, which restrictions may provide for damages (including forfeiture) for attempted Transfer in violation of such restrictions.

                          (v)     Causing the Partnership and any one or more
Successor Entities to enter into agreements governing their relationships following the Restructuring, on terms and conditions determined by the General Partners, including without limitation agreements providing for (A) the issuance and sale by a Successor Entity of its securities and the contribution of the proceeds of such issuance and sale to the Partnership, in exchange for Units or other Partnership securities; (B) the acquisition by a Successor Entity of businesses or assets and the contribution of such businesses or assets to the Partnership in exchange for Units; (C) the adoption by a Successor Entity of one or more employee benefit plans involving the issuance of its securities, the assumption by such Successor Entity of the outstanding employee benefit plans of the Partnership, and contribution of the proceeds of issuance and sale of securities under any employee benefit plans of such Successor Entity to the Partnership, in exchange for Units; and (D) the exchange of outstanding Units for securities of a Successor Entity upon request by the holders of such Units, the registration of such securities under federal and state securities laws in connection with a public offering, and the concomitant listing of such securities on a National Securities Exchange.

                 (b) Without limiting the power and authority of the General Partners provided in this Section 16.1 to effect one or more Restructurings at any future time, unless the General Partners determine that an Adverse Tax Consequence would otherwise occur prior to January 1, 1998, no Restructuring may be effected that will, prior to November 30, 1997, (i) restrict the transferability of LP Units held by the Public Unitholders, (ii) cause an Adverse Partnership Tax Event, or (iii) restrict the ability of Nonpublic Unitholders to convert LP Units into interests in a Successor Entity. In addition, the General Partners may not, in effecting a Restructuring, subject any Limited Partner to liability to Partnership creditors without such Limited Partner's consent.

                 (c) The power and authority of the General Partners to effect (or not to effect) one or more Restructurings (including, without limitation, an Incorporation Restructuring as provided in Section 16.2) was a bargained-for and material condition of the willingness of the General Partners and their Affiliates to enter into the Partnership Agreement. The power and authority of the General Partners to effect (or not to effect) one or more Restructurings includes the power and authority to effect one or more Restructurings that result in benefits to one or more Partners or their Affiliates (including without limitation the General Partners or their Affiliates) that are not enjoyed by all Partners, and that may result in disadvantageous consequences to one or more Partners that are not suffered by all Partners or their Affiliates (including without limitation the General Partners or their Affiliates). No Limited Partner shall have any cause of action against, or right to receive any compensation from, the Partnership, the General Partners or their Affiliates or any other Limited Partner or its Affiliates, as a result of or in respect of (i) any Restructuring or the disparate effects thereof on any one or more Partners, (ii) the failure of the General Partners to effect any one or more Restructurings, or (iii) the General Partners' determination to effect a particular Restructuring or Restructurings instead of any other Restructuring or Restructurings, unless it is proved by clear and convincing evidence that the action or failure to act of the General Partners involved an act or omission undertaken with deliberate intent to cause injury to the Partnership or was undertaken with reckless disregard for the best interests of the Partnership.

         Section 16.2 Incorporation Restructuring.

         Without in any manner limiting or otherwise restricting the power and authority of the General Partners to effect one or more Restructurings as provided in Section 16.1, the General Partners are authorized to effect a Restructuring (the "Incorporation Restructuring") as follows:


                          (i)     If the General Partners determine to effect
an Incorporation Restructuring, they shall deliver to the Transfer Agent written notice (the"Incorporation Notice") of the election and shall cause the Transfer Agent to mail a copy of the Incorporation Notice to all Unitholders at least 30 days prior to the effective date of the proposed Incorporation Restructuring (the"Effective Date"). The Incorporation Notice also shall be published at least once in all editions of a daily newspaper of national circulation printed in the English language. The Incorporation Notice shall specify the Effective Date and the number of shares of common stock (the"Exchange Shares") that shall be issued in exchange for each surrendered Unit by the corporation (the"Restructuring Corporation") formed or otherwise utilized by the General Partners to effect the Incorporation Restructuring. Any such Incorporation Notice mailed to a Unitholder at its address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the Unitholder receives such notice.

                          (ii)    The General Partners shall cause the
Restructuring Corporation to be formed under the laws of the State of Delaware. The Restructuring Corporation shall take all requisite actions and effect all requisite filings and applications so that its common stock shall be listed on or admitted to trading on the National Securities Exchange on which the Class A LP Units are then listed or admitted to trading, or on another National Securities Exchange as deemed appropriate by the General Partners.

                          (iii)   Prior to the Effective Date, the Public
Unitholders shall surrender the Certificates for all of the Units held by them, and any Nonpublic Unitholder may surrender the Certificates for any or all of the Units held by it, at such office or offices of the Transfer Agent for the Class A LP Units as such Transfer Agent may specify, or as may be required by any National Security Exchange on which the Class A LP Units are listed or admitted to trading.

                          (iv)    Prior to the Effective Date, the
Restructuring Corporation shall deposit with the Transfer Agent for the Class A LP Units certificates evidencing sufficient Exchange Shares for issuance in exchange for (A) all Units held by the Public Unitholders, and (B) all Units surrendered for exchange by Nonpublic Unitholders.

                          (v)     From and after the Effective Date, (A) all
rights of the Public Unitholders under this Agreement and the Delaware Act shall cease and terminate, (B) all rights of the Nonpublic Unitholders under this Agreement and the Delaware Act, to the extent of the Units surrendered by them, shall cease and terminate, (C) all Units held by Public Unitholders and all Units surrendered by Nonpublic Unitholders shall be deemed to have been transferred to the Restructuring Corporation on the books and records of the Partnership, and (D) the Restructuring Corporation shall be deemed to be the holder of all such Units from and after the Effective Date for all purposes of this Agreement.

                          (vi)    As soon as practicable after the Effective
Date, the Transfer Agent for the Class A LP Units shall deliver to the Unitholders which surrendered Certificates for Units certificates evidencing the Exchange Shares to be issued to them in exchange for such Certificates

                          (vii)   For a period of six years following the
Effective Date, the Transfer Agent for the Class A LP Units shall continue to hold the Exchange Shares deposited with it pursuant to clause (iv) and not delivered in exchange for Certificates, and shall receive, hold in trust and invest and reinvest all dividends and distributions in respect of such Exchange Shares. Such Transfer Agent shall, from such dividends and distributions and the income, if any, therefrom, pay all taxes payable with respect to such dividends, distributions and income, and all costs and expenses reasonably incurred by such Transfer Agent with respect to the receipt, holding in trust and investment and reinvestment of such dividends, distributions and income. All such dividends, distributions, income, costs and expenses shall be allocated pro rata to such Exchange Shares.

                          (viii)  At any time during the six years following
the Effective Date, any Public Unitholder which failed to surrender one or more Certificates pursuant to clause (iii) (each, a "Heldover Certificate"), may surrender such Certificate to the Transfer Agent for the Class A LP Units, and upon such surrender such Transfer Agent shall deliver to such Public Unitholder a certificate evidencing the Exchange Shares deliverable in exchange for such Certificate plus the amount of the dividends, distributions and income, less the amount of the costs and expenses, allocated to such Exchange Shares pursuant to clause (vii). At the close of business on the last day of such six-year period, such Transfer Agent shall deliver to the Restructuring Corporation the Exchange Shares, if any, then held by such Transfer Agent, together with the amount of the dividends, distributions and income, less the amount of the costs and expenses, allocated to such Exchange Shares pursuant to clause (vii).

                          (ix)    In connection with and as an integral part of
the Incorporation Restructuring, the General Partners shall have the power and authority to take such actions as they deem appropriate to cause the Units to cease, effective as of the Effective Date, to be either (A) traded on an established securities market or (B) readily tradable on a secondary market or the substantial equivalent thereof, as such terms are interpreted and applied for purposes of Section 7704(b) of the Code. The General Partners shall also have the power and authority to take any other actions they deem appropriate to avoid the classification of the Partnership, from and after the Effective Date, as a publicly traded partnership for purposes of Section 7704 of the Code.

                          (x)     The General Partners shall have the power and
authority to prescribe and effectuate such procedures and rules as they deem appropriate to implement the Incorporation Restructuring.

         Section 16.3 Consent to Actions Taken in Connection with Restructuring.

         Each of the Limited Partners approves, ratifies and confirms the execution, delivery and performance by the General Partners of all documents and instruments, and the taking of all actions and the doing of all things, deemed appropriate or necessary by the General Partners in connection with any Restructuring pursuant to this Article XVI, and agrees that the General Partners are authorized to execute, deliver and perform such documents and instruments, and to take such actions and do such things, without the approval of the Limited Partners.

                                  ARTICLE XVII

                          DISSOLUTION AND LIQUIDATION


         Section 17.1 Dissolution.

         The Partnership shall be dissolved and its affairs shall be wound up upon:


                          (i)     the expiration of its term as provided in
Section 2.5;

                          (ii)    the written determination by the General
Partners that projected future revenues of the Partnership will be insufficient to enable payment of projected Partnership costs and expenses or, if sufficient, will be such that continued operation of the Partnership is not in the best interests of the Partners;

                          (iii)   the written election of the General Partners
to dissolve the Partnership following the occurrence of an Adverse Partnership Tax Event;

                          (iv)    the written election of the General Partners
to dissolve the Partnership, which is approved by Unitholders holding a majority of the outstanding Units held by Persons other than the General Partners and their Affiliates, voting as a single class;

                          (v)     the sale of all or substantially all of the
Partnership Assets, other than in connection with a Restructuring;

                          (vi)    the written consent of all of the Partners;

                          (vii)   the occurrence of an Event of Withdrawal,
unless (A) the remaining General Partners carry on the business of the Partnership, or (B) within 90 days after such Event of Withdrawal, not less than a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such Event of Withdrawal, of one or more additional General Partners if necessary or desired, and the Partnership receives a Limited Liability Opinion, a Tax Opinion and an Assignment Opinion with respect to such continuation: or

                          (viii)  entry of a decree of dissolution under the
Delaware Act.

         Section 17.2 Reconstitution.

         Within 180 days following an Event of Withdrawal that results in the dissolution of the Partnership, a majority in interest of the remaining Partners may agree in writing to reconstitute and continue the business of the Partnership by forming a Reconstituted Partnership on the same terms as are set forth in this Agreement and to appoint one or more general partners of the Reconstituted Partnership; provided, however, that no such agreement shall be effective unless the Partnership has received a Limited Liability Opinion, a Tax Opinion and an Assignment Opinion with respect to such reconstitution and continuance. If such an agreement is duly and timely made, all of the Limited Partners of the Partnership shall continue as limited partners of the Reconstituted Partnership.


         Section 17.3 Liquidator; Liquidation and Distribution.


                 (a) Upon dissolution of the Partnership, unless the Partnership is reconstituted pursuant to Section 17.2, the remaining General Partners, if any, or if there is no remaining General Partner, the Former General Partner, if any, whose withdrawal as a General Partner pursuant to
Section 13.1(b) resulted in the dissolution, or if there is no such Former General Partner, a liquidator or liquidating committee Approved by the Unitholders, shall be the Liquidator. The Liquidator (if not a General Partner) shall be entitled to receive such compensation for its services as may be Approved by the Unitholders. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if not a General Partner or Former General Partner) may be removed at any time, with or without cause, by notice of removal Approved by the Unitholders. Upon resignation or removal of the Liquidator, a successor Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be Approved by the Unitholders.

                 (b) Upon dissolution of the Partnership and until the filing of a Certificate of Cancellation, the Liquidator may, in the name of and for and on behalf of the Partnership, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Partnership, dispose of and convey the Partnership Assets, discharge or make reasonable provision for all Partnership liabilities, and distribute to the Partners any remaining Partnership Assets, all without affecting the liability of the Limited Partners and without imposing the liability of a general partner on the Liquidator (if not a General Partner). A reasonable time shall be allowed for the winding up of the Partnership so as to minimize any losses otherwise attendant upon such winding up.

                 (c) Upon the winding up of the Partnership, the Partnership Assets shall be distributed in the following order of priority, unless otherwise provided by law:

                          (i)     to creditors of the Partnership, including
Partners and Assignees who are creditors, to the extent otherwise permitted by law, in satisfaction of Partnership liabilities (whether by payment or the making of reasonable provision for payment) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners and former Partners pursuant to Section 8.1 or 8.3 with respect to fiscal quarters ending before the dissolution of the Partnership;

                          (ii)    to the creation of a reserve of cash or other
Partnership Assets for contingent liabilities in an amount, if any, determined by the Liquidator;

                          (iii)   to Partners and former Partners in
satisfaction of liabilities for distributions pursuant to Section 8.1 or 8.2 with respect to fiscal quarters ending before the dissolution of the Partnership; and

                          (iv)    to the Unitholders in accordance with their
respective Capital Accounts.

                 (d) If upon dissolution of the Partnership the Liquidator determines that immediate liquidation of any or all of the Partnership Assets would be impracticable or would cause undue loss to the Partners, the Liquidator may defer for a reasonable time the liquidation of any such Partnership Assets except those necessary to satisfy the liabilities of the Partnership to its creditors, and may distribute to the Unitholders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 17.3(c), undivided interests in such Partnership Assets. Any such distribution in kind shall be subject to such conditions relating to the management and disposition of the Partnership Assets so distributed as may be determined by the Liquidator and to any agreements governing the operation of such Partnership Assets. The Liquidator shall determine the fair market value of any Partnership Assets distributed in kind.

                 (e) After dissolution of the Partnership, upon demand by the Liquidator, (i) each General Partner, if any, shall contribute to the Partnership cash in an amount equal to any negative balance in its Capital Account, and (ii) each Former General Partner, if any, shall pay to the Partnership cash in an amount equal to any negative balance in its Capital Account as of the date it became a Former General Partner, less the amount of any cash paid to the Partnership by such Former General Partner after such date with respect to any negative balance in its Capital Account.

         Section 17.4 Reports Following Termination.

         Within a reasonable time following the termination of the Partnership, the Liquidator shall deliver to each of the Partners financial statements setting forth the assets and liabilities of the Partnership as of the date of liquidation, the amount retained as reserves pursuant to Section 17.3(c), and each Partner's share of the distributions made pursuant to Section 17.3(c).



                                  ARTICLE XVIII

                               GENERAL PROVISIONS


         Section 18.1 Addresses and Notices.

         The address of each Partner for all purposes shall be the address set forth on the books and records of the Transfer Agent (or, if there is no Transfer Agent for a particular class or series of Units, on the books and records of the Partnership). Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent to the Partner at such address by first class mail or by other means of written communication.


         Section 18.2 Titles and Captions.

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.


         Section 18.3 Pronouns and Plurals.

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         Section 18.4 Further Action.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking all actions as may be necessary or appropriate to achieve the purpose of this Agreement.


         Section 18.5 Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.


         Section 18.6 Integration.

         This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         Section 18.7 Creditors.

         Except for the provisions of Section 8.4(e) and Section 17.3(c), none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.


         Section 18.8 Waiver.

         No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.


         Section 18.9 Counterparts.

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or agreeing to become bound hereby, independently of the signature or agreement to be bound of any other party.


         Section 18.10 Applicable Law.

         The parties agree that all of the terms and provisions of this Agreement shall be construed under and governed by the substantive laws of the State of Delaware, without regard to the principles of conflict of laws.

         Section 18.11 Invalidity of Provisions.

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall be construed and enforced so as to carry out the purpose of this Agreement.


         Section 18.12 Merger.

         The Partnership may merge with, or consolidate into, one or more Delaware limited partnerships or other business entities (as defined in Section 17-211(a) of the Delaware Act), if such merger or consolidation is approved by the General Partners and Approved by the Unitholders. In accordance with Section 17-211 of the Delaware Act (including Section 17-211(g)), an agreement of merger or consolidation approved by the General Partners and Approved by the Unitholders, may (i) effect any amendment to this Agreement, or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership of the merger or consolidation. Any amendment to this Agreement or adoption of a new partnership agreement made pursuant to the foregoing sentence shall be effective at the effective time or date of the merger or consolidation. The provisions of this Section 18.12 shall not be construed to limit the accomplishment of a merger or of any of the matters referred to herein by any other means otherwise permitted by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                           GENERAL PARTNER

                           PIMCO PARTNERS

                           By: PIMCO PARTNERS LLC,
                               a California limited liability company,
                               General Partner

                               By:________________________________________
                               Title:_____________________________________

                           By: PACIFIC INVESTMENT MANAGEMENT COMPANY,
                               a California corporation,
                               General Partner

                               By:________________________________________
                               Title:_____________________________________

                           LIMITED PARTNERS

                           All Limited Partners that have been, or are hereafter, admitted as limited partners of the Partnership, pursuant to powers of attorney or other authorizations recited in favor of or granted to the General Partner

                           By PIMCO PARTNERS, General Partner

                                By: PIMCO PARTNERS LLC, a California limited
                                    liability company, General Partner

                                    By:________________________________________
                                    Title:_____________________________________

                                By: PACIFIC INVESTMENT MANAGEMENT COMPANY, a
                                    California corporation, General Partner

                                    By:________________________________________
                                    Title:_____________________________________

                                   EXHIBIT A

                                CERTIFICATE FOR
                                CLASS A LP UNITS
                                       IN
                               PIMCO ADVISORS LP

                                   EXHIBIT B

                             ADMISSION APPLICATION


         The undersigned hereby requests admission as a Limited Partner of PIMCO Advisors L.P., a Delaware limited partnership (the "Partnership"), and requests that the records of the Partnership reflect such admission.

         The undersigned hereby agrees to comply with and be bound by the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), as the same may be amended from time.

         The undersigned hereby appoints and authorizes the General Partners from time to time of the Partnership to act as its representatives for the purpose of executing amendments or restatements of the Partnership Agreement and any certificates required to be filed under the Delaware Revised Uniform Limited Partnership Act.

Executed at _______________________________________ on ______________________.
                        (City and State)                       (Date)



                                           ____________________________________
                                                        (Signature)


                                           ____________________________________
                                                      (Printed Name)


                                           ____________________________________
                                                         (Address)


                                           ____________________________________
                                                         (Address)


                                           ____________________________________
                                                 (City, State and Zip Code)


                                           ____________________________________
                                                (Social Security No. or TIN)